UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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ESAB CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Proxy Statement

and

Notice of Annual Meeting

May 11, 2023 at 3:00 p.m. Eastern Time

Notice of 2023 Annual Meeting of Stockholders

Thursday, May 11, 2023

3:00 p.m. Eastern Time

Via live webcast at

www.virtualshareholdermeeting.com/ESAB2023

To Our Stockholders:

Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of ESAB Corporation will be held via live webcast at www.virtualshareholdermeeting.com/ESAB2023 on Thursday, May 11, 2023 at 3:00 p.m. Eastern Time, for the following purposes:

1.

To elect Mr. Mitchell P. Rales, Ms. Stephanie M. Phillipps and Mr. Didier Teirlinck to serve as Class I Directors, each for a three-year term expiring at the 2026 annual meeting of stockholders and until their successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	To approve the compensation of our named executive officers on an advisory basis (“say-on-pay”);

4.	To approve the frequency of future stockholder advisory votes on the compensation of our named executive officers on an advisory basis; and

5.	To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement describes the matters to be considered at the Annual Meeting. Only stockholders of record at the close of business on March 20, 2023 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish our proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide our stockholders with the information that they need more quickly while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

We are holding the Annual Meeting in a virtual-only format this year. We believe that this is the right choice for ESAB and its stockholders, as it provides expanded stockholder access, improves communications, alleviates the environmental impact of traveling to an in-person meeting and, given the ongoing COVID-19 pandemic, promotes the health and safety of participants by allowing them to participate from any location. To attend, participate in, and vote during the Annual Meeting and view the list of stockholders of record, stockholders of record must go to the meeting website at www.virtualshareholdermeeting.com/ESAB2023 and enter the control number found on their proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”). If you are a beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend, participate in, and vote during the Annual Meeting and view the list of stockholders of record using the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

As a stockholder of ESAB, your vote is important. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares at your earliest convenience and thank you for your continued support of ESAB Corporation.

Dated: March 31, 2023

By Order of the Board of Directors

Curtis E. Jewell

Secretary

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

Annual Meeting of Stockholders

Date and Time:	Thursday, May 11, 2023 at 3:00 p.m., Eastern Time

Location:	Via live webcast at www.virtualshareholdermeeting.com/ESAB2023

Record Date:	March 20, 2023

Separation and Company Overview

On April 4, 2022, we completed our separation from Enovis Corporation, formerly known as Colfax Corporation (the “Separation”), creating a premier, publicly-traded global fabrication technology and gas control solutions company.

Today we are a world leader in connected fabrication technology and gas control solutions, providing our partners with advanced equipment, consumables, gas control solutions, robotics, and digital solutions which enable the everyday and extraordinary work that shapes our world. Our world headquarters are in North Bethesda, Maryland and we employ approximately 9,000 associates and serve customers in approximately 150 countries.

Availability of Proxy Materials – Use of Notice and Access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 11, 2023: Our Annual Report to Stockholders and this Proxy Statement are available at www.proxyvote.com.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide stockholders access to our proxy materials primarily over the Internet. Accordingly, on or about March 31, 2023, we first sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to vote at the Annual Meeting as of the close of business on March 20, 2023, the record date of the meeting. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who May Vote

You may vote if you were a stockholder of record at the close of business on March 20, 2023, the record date.

How to Cast Your Vote

You can vote by any of the following methods:

Via the internet (www.proxyvote.com) through May 10, 2023;

By telephone (1-800-690-6903) through May 10, 2023;

By completing, signing and returning your proxy by mail in the envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NJ 11717, by May 10, 2023; or

✓

Via virtual attendance and voting at the Annual Meeting. To attend the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/ESAB2023 and enter your control number. Once admitted, you may vote by following the instructions available on the meeting website. If you are a beneficial stockholder who owns shares in street name and have questions about your control number or how to obtain one, please contact the bank, broker or other nominee who holds your shares.

2023 Proxy Statement	1

If you are a beneficial stockholder who owns your shares in street name, the availability of online or telephone voting may depend on the voting procedures of the organization that holds your shares.

Voting Matters

We are asking you to vote on the following proposals at the Annual Meeting:

Proposal	Board Vote Recommendation
Proposal 1: Election of Class I Directors (page 11)	FOR each Class I Director nominee
Proposal 2: Ratification of the appointment of the independent registered accounting firm (page 28)	FOR
Proposal 3: Approval on an advisory basis of our named executive officer compensation (page 66)	FOR
Proposal 4: Approval on an advisory basis of the frequency of stockholder advisory votes to approve our named executive officer compensation (page 67)	EVERY ONE YEAR

Board and Governance Highlights

◾	80% independent Board including an independent Chairman of the Board

◾	50% of Board is female and/or racially or ethically diverse

◾	Majority vote for directors in uncontested elections with director resignation policy

◾	Active Board oversight of strategy, risk management and environmental, social and governance matters

◾	No “overboarded” directors

◾	Phase-out for staggered Board with all directors to be elected annually beginning in 2026

◾	Rigorous stock ownership requirements for officers and directors

◾	Anti-hedging, anti-pledging, and clawback policies

2	2023 Proxy Statement

Board of Directors (page 11)

The following table provides summary information about our Board of Directors, including our Class I Director nominees:

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Boards
Mitchell P. Rales	66	2022	Chairman of the Executive Committee, Danaher Corporation	✓	None	Danaher Corporation

Shyam P. Kambeyanda	52	2022	President and Chief Executive Officer, ESAB Corporation		None	None

Patrick W. Allender	76	2022	Former Executive Vice President and Chief Financial Officer, Danaher Corporation	✓	Audit (Chair) Nominating	Brady Corporation

Melissa Cummings	47	2022	Executive Vice President, Strategic Marketing, Westinghouse Electric Company	✓	Audit	None

Christopher M. Hix	61	2021	Former Executive Vice President, Finance, Chief Financial Officer of Enovis Corporation		None	None

Rhonda L. Jordan	65	2022	Former President, Kraft Foods Inc.	✓	Compensation (Chair) Nominating	Ingredion, Inc.

Robert S. Lutz	65	2022	Senior Vice President, Finance and Former Chief Accounting Officer, Danaher Corporation	✓	Audit	None

Stephanie M. Phillipps	71	2022	Former Partner at Arnold & Porter	✓	Compensation	None

Didier Teirlinck	66	2022	Former Executive Vice President, Climate Segment, Ingersoll Rand	✓	Audit	None

Rajiv Vinnakota	52	2022	President, Institute for Citizens & Scholars (formerly the Woodrow Wilson National Fellowship Foundation)	✓	Nominating (Chair) Compensation	Enovis Corporation

2023 Proxy Statement	3

Our ten directors have diverse backgrounds, skills and experiences, which the Board believes contributes to the effective oversight of the Company. The following charts summarize the diversity, skills and experience of our Board members:

4	2023 Proxy Statement

Current or Former CEO. CFO or COO	5/10

Other public company board experience	6/10

Broad international experience	8/10

Extensive MAA or capital markets experience	6/10

Diverse (female or racially/ethnically diverse)	5/10

Human capital/talent management experience
2/10

Related industry/manufacturing experience	7/10

Sales/marketing experience	3/10

Technology/IT experience	2/10

Innovation experience	4/10

Organizational management and leadership development	7/10

Finance, accounting or risk management experience	4/10

Corporate social responsibility/sustainability/ESG experience	3/10

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), to be elected each director nominee must receive more votes cast for than against his or her nomination for election or re-election in order to be elected or re-elected to the Board. Our Corporate Governance Guidelines provide that incumbent directors nominated for election by the Board are required to tender, prior to the mailing of the relevant proxy statement, a conditional, irrevocable letter of resignation to the Board. In the event that a nominee for director does not receive the required vote for re-election at the Annual Meeting, the Board will promptly consider whether to accept or reject the conditional resignation of that nominee, or whether other action should be taken. The Board will then take action within 90 days following the certification of election results and will promptly disclose its decision by filing a Current Report on Form 8-K with the SEC.

2023 Proxy Statement	5

Our Approach to Sustainability

Sustainable Business Practices Align with Our Purpose, Values and Long-Term Strategy

Our sustainability program is organized around identifying, assessing and managing on an ongoing basis the environmental, social and governance (“ESG”) factors that are relevant to our long-term financial performance. Our program is grounded in our Purpose, to Shape the world we imagine, and Values. We believe the progress we make today makes the world we imagine possible.

While we are a newly independent corporation, consideration of relevant ESG factors has always been fundamental to our Company. Responsible operations are core to our business. In our first year as an independent company, we have reiterated and accelerated our commitment to shaping a more sustainable world.

We conducted a materiality assessment to ensure our ESG program takes into account the interests of our key stakeholder constituencies, including our employees, customers, communities and stockholders. At the direction of our Board of Directors and Chief Executive Officer, we developed a strategic vision for our ESG program aligned with our corporate Purpose and Values and laid the groundwork for an even more ambitious impact in the future.

In particular, we recently announced our commitment to reducing our absolute Scope 1 and Scope 2 greenhouse gas emissions at our major manufacturing sites by 2030 as compared to 2022. Our major manufacturing sites represent over 80% of our global real estate portfolio. We are proud of our ability to make this commitment at this point in our Company’s ESG journey. It is a testament to our business’s strategic alignment with ESG as well as the extensive groundwork completed by our team over the past many years.

This work, as well as our strategic approach to ESG, is highlighted in our inaugural sustainability report, which can be accessed on our website at www.esabcorporation.com. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

6	2023 Proxy Statement

Environment The progress we make today makes the world we imagine possible.

¾

We are committed to reducing our absolute Scope 1 and Scope 2 greenhouse gas emissions at our major manufacturing sites by 2030 as compared to 2022. Our major manufacturing sites represent over 80% of our global real estate portfolio.

¾	We conducted energy management workshops at 18 of our manufacturing sites to generate actionable energy projects to reduce our energy consumption and boost efficiency.

¾	We completed a renewable energy mapping project to develop a strategy for utilizing renewable resources that aligns with our goals and objectives.

¾

We incorporate recycled materials into our finished products where feasible. The primary raw materials used in the production of welding consumables—steel, aluminum, copper and brass—often incorporate recycled metals.

¾

In 2022, we launched products designed specifically to meet the standards outlined in the European Ecodesign for Sustainable Products Regulation, with our globally available Warrior Edge 500, our Renegade VOLT, and our Marathon Pac Ultra with our Purus wire.

Social We empower our associates to shape their world.

¾

We developed a comprehensive diversity, equity and inclusion (DE&I) strategy to embrace diversity and inclusion in our everyday actions while empowering and elevating others, leading inclusively, learning about and celebrating our differences and ensuring every voice is valued.

¾	We are committed to promoting diversity at all levels of our company. Over two-thirds of our executive leadership team and 50% of our board of directors is female or racially/ethnically diverse.

¾	The health and safety of our associates is an utmost priority. Our total recordable incident rate for 2022 was 0.49 which is far better than industry averages.

¾

In 2022, we launched our year-long “Safety Is In Your Hands” to raise awareness about hand safety at ESAB by minimizing risk and reducing hand-related incidents and reinforced our commitment to the health and safety of all workers. As part of this campaign, over 1,170 associates took our pledge to improve hand safety.

¾

We believe shaping a better future requires investment in the communities where our associates live and work and where we do business. We encourage our associates to make positive contributions, through financial gifts and volunteerism, in the community. From holding team-building events in support of the Boys & Girls Club in Phoenix, Arizona to volunteering at dog shelters in Hermosillo, Mexico, our associates are constantly finding new and innovative ways to create positive changes in our communities.

¾

We have publicly stated our commitment to respecting human rights across all of our business operations in accordance with the Universal Declaration of Human Rights, the UN Guiding Principles on Business and Human Rights and the ILO Declaration on Fundamental Principles and Rights at Work.

Without limiting the foregoing, we do not utilize or permit: ▶ Child labor, ▶ Forced labor, or ▶ Other abusive or unsafe working conditions.

2023 Proxy Statement	7

Governance We are committed to shaping our world through responsible corporate governance by taking ESG-related risks and opportunities into account in our strategic decision-making.

¾

The Board exercises oversight over ESG matters at the full Board level and through its committees. ESG matters are managed and monitored by senior management throughout the year. The full Board participates in ESG educational sessions designed to enhance ESG oversight.

•

Under its charter, our Nominating and Corporate Governance Committee is expressly tasked with reviewing the Company’s undertakings with respect to ESG matters, including our role as a corporate citizen and policies and programs relating to health, safety and sustainability matters.

•

Our Compensation and Human Capital Management Committee has direct oversight of our strategies and policies related to human capital management including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention.

•

Our Audit Committee oversees our policies with respect to risk assessment and risk management, including risks related to the Company’s financial statements and financial reporting processes and information technology and cybersecurity. The Audit Committee also oversees the Company’s compliance with legal and regulatory requirements and its ethics program, including our Code of Business Conduct.

¾

We hold ourselves to the highest standards and we expect the same of our business partners. We have adopted a framework of policies which set forth our requirements for our business partners, including a Code of Conduct for Business Partners, Anti-Slavery and Human Trafficking Statement, Humans Rights Policy and Conflict Minerals Policy, among others.

¾

We maintain a global ethics hotline, available 24 hours a day, seven days a week via internet or phone, for any employee, supplier, or business partner to ask questions, report violations, or raise concerns without fear of retaliation.

¾

ESAB is committed to protecting the security and integrity of its products, data, and systems. We expect all ESAB associates to use the Company’s technology resources responsibly and in compliance with all ESAB policies and applicable laws and regulations.

Auditor Ratification (page 28)

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. Below is summary information about fees paid to Ernst & Young LLP for services provided in 2022. For the fiscal year ended December 31, 2021, we did not pay any fees for professional services to Ernst & Young LLP as Enovis paid any audit, audit related, tax or other fees related to the Company’s business prior to the Separation.

Fee Category (fees in thousands)	2022

Audit Fees	$4,287

Audit-Related Fees	–

Tax Fees	192

All Other Fees	–

TOTAL	$4,479

8	2023 Proxy Statement

Executive Compensation (page 49)

We strive to create a compensation program for our associates, including our executives, that provides a compelling and engaging opportunity to attract, retain and motivate the industry’s best talent. We believe this results in performance-driven leadership that is aligned to achieve our financial and strategic objectives with the intention to deliver superior long-term returns to our stockholders. Our compensation program includes the following key features:

¾	We directly link rewards to performance and foster a team-based approach by setting clear objectives that, if achieved, we believe will contribute to our overall success;

¾

We emphasize long-term stockholder value creation by using stock options and performance-based restricted stock units (“PRSUs”), in combination with a robust stock ownership policy, to deliver long-term compensation incentives while minimizing risk-taking behaviors that could negatively affect long-term results;

¾

We set annual incentive plan operational and financial performance targets based on the results of our Board’s strategic planning process and corporate budget, and provide payouts that vary significantly from year-to-year based on the achievement of those targets; and

¾	We believe the design of our overall compensation program, as well as our internal controls and policies, serve to limit excessive risk-taking behavior, as described further on page 45.

Say-on-Pay: Advisory Vote to Approve the Compensation of our Named Executive Officers (page 66)

We are asking our stockholders to approve on an advisory basis the compensation of our named executive officers. We believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, and our focus remains on linking compensation to performance while aligning the interests of management with those of our stockholders.

Say-on-Frequency: Advisory Vote to Approve the Frequency of Future Say-on-Pay Votes (page 67)

We are asking our stockholders to vote on an advisory basis on whether the advisory vote to approve the compensation of our named executive officers should occur every one, two or three years. Our Board of Directors has recommended an advisory vote to approve executive compensation each year as the appropriate frequency for ESAB and its stockholders.

2023 Proxy Statement	9

Proxy Statement for Annual Meeting of Stockholders

 2023 Annual Meeting

We are furnishing this Proxy Statement (the “Proxy Statement”) in connection with the solicitation by the Board of Directors (the “Board”) of ESAB Corporation (hereinafter, “ESAB,” “we,” “us” and the “Company”) of proxies for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 11, 2023, at 3:00 p.m. Eastern Time, and at any adjournments or postponements thereof. The Board has made this Proxy Statement and the accompanying Notice of Annual Meeting available on the Internet. We first made these materials available to the Company’s stockholders entitled to vote at the Annual Meeting on or about March 31, 2023.

 About ESAB Corporation

ESAB is a world leader in connected fabrication technology and gas control solutions, providing our partners with advanced equipment, consumables, specialty gas control, robotics, and digital solutions, which enable the everyday and extraordinary work that shapes our world. Our products are utilized to solve challenges in a wide range of industries, including cutting, joining and automated welding.

We formulate, develop, manufacture and supply consumable products and equipment for use in cutting, joining and automated welding, as well as gas control solutions. Products are marketed under several brand names, most notably ESAB, which we believe is well known in the international welding industry. ESAB’s comprehensive range of welding consumables includes electrodes, cored and solid wires and fluxes using a wide range of specialty and other materials, and cutting consumables includes electrodes, nozzles, shields and tips. ESAB’s fabrication technology equipment ranges from portable welding machines to large customized automated cutting and welding systems. ESAB also offers a range of software and digital solutions to help its customers increase their productivity, remotely monitor their welding operations and digitize their documentation. Our gas control equipment business is a leading provider of specialty gas solutions, developing and manufacturing all types of equipment for pressure and flow control of high-pressure gasses across various industries. Products are sold into a wide range of global end markets, including general industry, construction, infrastructure, transportation, energy, renewable energy, and medical & life sciences. Our sales channels include both independent distributors and direct salespeople who, depending on geography and end market, sell our products to our end users.

Integral to our operations is the ESAB Business Excellence system (“EBX”), our business management system. EBX is our culture and includes our Purpose and Values, a comprehensive set of tools, and repeatable, teachable processes that we use to drive continuous improvement and create superior value for our customers, stockholders and associates. We believe that our management team’s access to, and experience in, the application of the EBX methodology is one of our primary competitive strengths.

Our principal executive office is located at 909 Rose Avenue, 8th Floor, North Bethesda, Maryland 20852. Our telephone number is (301) 323-9099 and our website is located at www.esabcorporation.com. Our common stock trades on the New York Stock Exchange (“NYSE”) under the ticker “ESAB.”

 Separation from Enovis Corporation

On April 4, 2022, Enovis Corporation (formerly Colfax Corporation) (“Enovis”) completed the separation of its fabrication technology business and certain other corporate entities through a tax-free, pro rata distribution of 90% of the outstanding common stock of ESAB to Enovis stockholders. ESAB began trading as a standalone public company on the NYSE under the ticker “ESAB” on April 5, 2022. On November 18, 2022, Enovis completed the disposition of its remaining 10% stake in ESAB through an underwritten offering of our common stock.

Although ESAB and Enovis currently operate as separate companies, the rules and regulations of the SEC and the NYSE require that we provide certain information, including compensation information for our directors and named executive officers, for the period of time prior to the Separation. We have sought to clearly indicate throughout this Proxy Statement what information relates to ESAB prior to the Separation, when it was operating as a subsidiary of Enovis, and what information relates to ESAB following the Separation.

Concurrently with the Separation, Colfax Corporation changed its name from “Colfax Corporation” to “Enovis Corporation.” For the sake of consistency, we refer to our former parent company and its successor Enovis Corporation as “Enovis” throughout this Proxy Statement.

10	2023 Proxy Statement

Proposal 1	Election of Directors

All current members of the Board were appointed by Enovis, as ESAB’s then sole stockholder, prior to the Separation.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Company’s Board is divided into three classes as follows:

¾	Class I: Mitchell P. Rales, Stephanie M. Phillipps and Didier Teirlinck, whose terms expire at the Annual Meeting;

¾	Class II: Patrick W. Allender, Christopher M. Hix and Rhonda L. Jordan, whose terms expire at the 2024 Annual Meeting of Stockholders; and

¾	Class III: Melissa Cummings, Shyam P. Kambeyanda, Robert S. Lutz and Rajiv Vinnakota, whose terms expire at the 2025 Annual Meeting of Stockholders.

At the Annual Meeting, stockholders will be asked to elect each of the current Class I director nominees identified below (each of whom has been recommended by the Nominating and Corporate Governance Committee, nominated by the Board and currently serves as a Class I Director of ESAB) to serve until the 2026 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

Our Amended and Restated Certificate of Incorporation provides that we will transition to an annually elected board through a gradual phase-out such that by 2026 all of our directors will stand for election each year for one-year terms, and our Board will no longer be divided into three classes.

Director Qualifications

 Nominating Committee Criteria for Board Members

The Nominating and Corporate Governance Committee considers, among other things, the following criteria in selecting and reviewing director nominees:

¾	personal and professional integrity;

¾	skills, business experience and industry knowledge useful to the oversight of the Company based on the perceived needs of the Company and the Board at any given time;

¾	the ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings;

¾	the interest, capacity and willingness to serve the long-term interests of the Company and its stockholders; and

¾	the lack of any personal or professional relationships that would adversely affect a candidate’s ability to serve the best interests of the Company and its stockholders.

Pursuant to its charter, the Nominating and Corporate Governance Committee also reviews, among other qualifications, the perspective, broad business judgment and leadership, business creativity and vision, and diversity of potential directors, all in the context of the needs of the Board at that time. We believe that Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, and ethnicity, and we seek independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.

The charter of the Nominating and Corporate Governance Committee affirmatively recognizes diversity as one of the criteria for consideration in the selection of director nominees, and in its deliberations and discussions concerning potential director appointments the Nominating and Corporate Governance Committee has paid particular attention to diversity together with all other qualifying attributes. The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and

2023 Proxy Statement	11

minority director candidates, as well as candidates with diverse backgrounds, experiences and skills, as part of each director search that our Company undertakes. In addition, the Nominating and Corporate Governance Committee annually considers its effectiveness in achieving these objectives as a part of its assessment of the overall composition of the Board and as part of the annual Board evaluation process described further below, which includes a director skills matrix to identify areas of director knowledge and experience that may benefit the Board in the future. That information is used as a part of the director search and nomination process. The Nominating and Corporate Governance Committee looks for candidates with the expertise, skills, knowledge and experience that, when taken together with that of other members of the Board, will lead to a Board that is effective, collegial and responsive to the needs of the Company. As further discussed below, certain members of our Board have experience with the business systems that are an integral part of our Company culture. In addition, we feel that the familiarity of certain Board members with our business system from their work experiences at Danaher Corporation, Enovis Corporation and at our Company, combined with strong input from varied and sophisticated business backgrounds, provides us with a Board that is both functional and collegial while able to draw on a broad range of expertise in the consideration of complex issues.

 Board Member Service

The biographies of each of our directors and director nominees below contain information regarding the experiences, qualifications, attributes or skills that the Nominating and Corporate Governance Committee and the Board considered in determining that the person should serve as a director of the Company. The Board has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

Board of Directors

The names of each director nominee and director continuing in office, their ages as of March 31, 2023, principal occupations, employment and other public company board service during at least the last five years, periods of service as a director of the Company, and the experiences, qualifications, attributes and skills of each nominee or director are set forth below:

Nominees for Director

Class I Directors, New Term Expiring in 2026

MITCHELL P. RALES

Age 66

Director since: 2022

INDEPENDENT

CHAIRMAN OF THE BOARD

Committees:

•  None

Key skills:

•  Senior leadership experience

•  Public company board experience

•  Broad international experience

•  M&A/capital markets experience

•  Related industry experience

•  Organizational management experience

Mitchell P. Rales is a co-founder of Enovis and served as a director of Enovis from its founding in 1995 until his retirement from the Enovis Board later this year. Mr. Rales is a co-founder and has served as a member of the board of directors of Danaher Corporation, a global science and technology company, since 1983, as Chairman of Danaher’s Executive Committee since 1984, and served as a member of the board of directors of Fortive Corporation, a diversified industrial growth company that was spun off from Danaher in 2016, from 2016 to June 2021. He has been a leader in a number of private business entities with interests in manufacturing, technology and high growth companies for over 25 years.

Qualifications: The strategic vision and leadership of Mr. Rales helped create the foundation for our Company. His critical guidance to ESAB, both before and after its separation from Enovis, facilitates its continued development and growth. In addition, Mr. Rales helped create the Danaher Business System, on which EBX is modeled. As a result of Mr. Rales’ substantial ownership stake in ESAB, he is well-positioned to understand, articulate and advocate for the rights and interests of ESAB’s stockholders.

12	2023 Proxy Statement

STEPHANIE M. PHILLIPPS

Age 71 Director since: 2022 INDEPENDENT Committees: • Compensation and Human Capital Management Key skills: • Public company board experience • M&A/capital markets experience

Stephanie M. Phillipps has served as a member of our Board since April 2022. Ms. Phillipps was a partner at Arnold & Porter, an international law firm, from 1984 until her retirement in 2019. While at Arnold & Porter, Ms. Phillipps advised wireless, cable, satellite, media, and internet service providers on a broad range of transactions, mergers and acquisitions, and regulatory issues. She also advised clients on real estate and corporate governance issues. From January 2021 until December 2022, Ms. Phillipps served on the board of directors and nominating and corporate governance committee of Empowerment and Inclusion Capital I Corp. Ms. Phillipps currently serves as a senior advisor to Grain Management LLC, Treasurer and board member of the Clara Elizabeth Jackson Carter Foundation, co-founder and board member of the Harvard Law School Black Alumni Network, board member of The Ellington Fund and the Ellington School, and founder and Chief Executive Officer of Genkast LLC.

Qualifications: Ms. Phillipps brings to the Board strong experience providing strategic and legal advice to large, global corporations on a variety of complex transactions and corporate governance matters. Ms. Phillipps’s ability to comprehend dynamic business models as well as her substantial experience with mergers and acquisitions, technology-driven transactions and regulatory issues offers key insights to our Board. The Board also benefits from her broad corporate governance experience gained through her service on public and private company boards.

DIDIER TEIRLINCK

Age 66

Director sinace: 2022

INDEPENDENT

Committees:

•  Audit

Key skills:

•  Public company board experience

•  Broad international experience

•  Related industry experience

•  Innovation experience

•  Organizational management experience

•  Finance/accounting/risk management

   experience

•  Corporate social responsibility

   experience

Didier Teirlinck retired from Ingersoll Rand, a diversified industrial manufacturing company, in September 2018. He has been a strategic advisor to the CEO of Ingersoll Rand since 2017, and previously served from November 2013 as executive vice president for Ingersoll Rand’s Climate segment, overseeing climate businesses around the world and enhancing competitive position and market share. After joining Ingersoll Rand in 2005, Mr. Teirlinck served as president of Climate Control in Europe before becoming President of the global Climate Solutions sector in 2009. Before joining Ingersoll Rand, he was President of Volvo Construction Equipment’s Compact Business Line worldwide and was previously general manager of DANISCO Flexible Group for southern Europe. Mr. Teirlinck served as a director of Enovis from September 18, 2017 until the Separation.

Qualifications: Mr. Teirlinck’s international operating history and wealth of knowledge in the climate sector brings key geographic and market experience to our Board. The Company benefits from his broad experience in sales and corporate responsibility as well as knowledge of manufacturing operations. Mr. Teirlinck’s long career in industrial environments gives him a unique and valuable perspective with respect to continuous improvement, lean manufacturing and implementing business operating systems. Mr. Teirlinck also has public-company board experience and a long-term familiarity with our business due to his prior service on the board of directors of Enovis.

Vote Required

The affirmative vote of the holders of a majority of the votes cast is required for election of each director.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the election of each of the nominees for director listed above.

2023 Proxy Statement	13

Continuing Directors

Class II Directors, Current Term Expiring in 2024

PATRICK W. ALLENDER

Age 76

Director since: 2022

INDEPENDENT

Committees:

•  Audit (Chair)

•  Nominating and Corporate Governance

Key skills:

•  Senior leadership experience

•  Public company board experience

•  Broad international experience

•  M&A/capital markets experience

•  Related industry experience

•  Organizational management experience

•  Finance/accounting/risk management

   experience

Patrick W. Allender is the former Executive Vice President and Chief Financial Officer of Danaher Corporation, a global science and technology company, where he served from 1987 until his retirement in 2007. Prior to joining Danaher, Mr. Allender was an audit partner with a large international accounting firm. Mr. Allender is a director of Brady Corporation, where he is a member of the audit and corporate governance committees and the chairman of the finance committee. Mr. Allender served as a director of Enovis from May 13, 2008 until the Separation.

Qualifications: Mr. Allender has substantial experience in financial reporting, risk management, strategy development and execution and business transformation gained from a 30-year career at Danaher Corporation. Mr. Allender’s almost 15 years of service on the Enovis board of directors give him a deep familiarity of our Company’s history and EBX, allowing him to provide targeted insight on the nature of ESAB’s operations to our Board.

CHRISTOPHER M. HIX

Age 61

Director since: 2021

Committees:

•  None

Key skills:

•  Senior leadership experience

•  Broad international experience

•  M&A/capital markets experience

•  Related industry experience

•  Technology/IT experience

•  Organizational management

   experience

•  Finance/accounting/risk management

   experience

Christopher M. Hix served as Executive Vice President, Finance, Chief Financial Officer of Enovis Corporation from December 2019 until his retirement on December 31, 2022, and prior to such position served as Senior Vice President, Finance, of Enovis since July 2016. Prior to joining Enovis, Mr. Hix was the Chief Financial Officer of OM Group, Inc., a global, publicly-listed diversified industrial company, from 2012 until the company’s acquisition in late 2015. Previously, Mr. Hix was the Chief Financial Officer of Robbins & Myers, a diversified industrial company, from 2006 to 2011, a period of significant expansion and business portfolio changes. Prior to that, Mr. Hix spent 14 years in a variety of operating, financial and strategic roles within Roper Industries (now Roper Technologies), a global, diversified industrial and technology company that underwent rapid growth and transitioned from private to public ownership during his tenure.

Qualifications: Mr. Hix brings to the Board significant experience in both finance and operations management at industrial companies through his service as the chief financial officer of publicly-traded companies, including Enovis. The Board also benefits from his extensive background in risk management, mergers and acquisitions and debt and equity markets. Mr. Hix offers the Board a unique perspective with respect to technology, as he directly managed IT functions at several companies for over a decade. Mr. Hix is also deeply familiar with ESAB’s business as well as EBX.

14	2023 Proxy Statement

RHONDA L. JORDAN

Age 65

Director since: 2022

INDEPENDENT

Committees:

•  Compensation and Human

   Capital Management (Chair)

•  Nominating and Corporate

   Governance

Key skills:

•  Public company board

   experience

•  Broad international

   experience

•  M&A/capital markets

   experience

•  Human capital management

   experience

•  Sales/marketing experience

•  Innovation experience

•  Organizational management

   experience

•  Corporate social responsibility

   experience

Rhonda L. Jordan served as President, Global Health & Wellness, and Sustainability for Kraft Foods Inc. a food manufacturing and processing conglomerate, until 2012 and in that role led the development of Kraft’s health & wellness and sustainability strategies and plans for the company, including marketing, product development, technology, alliances and acquisitions. Prior to being named President, Health & Wellness in 2010, she held positions as President of Kraft’s Cheese and Dairy business unit and its Grocery unit. She also served as Senior Vice President, Global Marketing of Kraft Cheese and Dairy. Ms. Jordan is a director of Ingredion Incorporated, where she is chair of the compensation committee, and the private companies Bush Brothers & Company and G&L Holdings. Ms. Jordan served as a director of Enovis from February 17, 2009 until the Separation.

Qualifications: Ms. Jordan’s management and operations experience within a large, global corporation gives her an important strategic voice in Board deliberations, and her knowledge and decision making with respect to business unit development and sustainable top-line performance makes her a valued member of our Board. Ms. Jordan also brings an important perspective from her service of other public company boards, including her long tenure as a director of Enovis, as well as her background in developing sustainability strategies.

Class III Directors, Current Term Expiring in 2025
MELISSA CUMMINGS

Age 47

Director since: 2022

INDEPENDENT

Committees:

•  Audit

Key Skills:

•  Broad international

   experience

•  Related industry experience

•  Sales/marketing experience

•  Technology/IT experience

•  Innovation experience

•  Corporate social responsibility

   experience

Melissa Cummings has been Executive Vice President in several capacities at Westinghouse Electric company since June 2020. She currently serves as Executive Vice President of Strategic Marketing for Westinghouse Electric Company, a leading energy company where she is responsible for strategy, product management, and digital initiatives for nuclear and non-nuclear plant operations products and services. Prior to joining Westinghouse, she worked with Signant Healthcare as an executive consultant from December 2019 to June 2020, supporting business profitability, strategic planning, and operational transformation efforts. Ms. Cummings previously served as Senior Vice President of Digital Solutions and Services at Baker Hughes from 2016 to December 2019 and has also held leadership positions with GE and ABB, driving digital and technology solutions for industrial customers around the world.

Qualifications: Ms. Cummings brings to the Board significant marketing, strategy and innovation experience as a result of her tenure as a senior executive at leading industrial companies. The Company also benefits from her technology innovation expertise, as Ms. Cummings offers an important perspective on cybersecurity as well as digital and technology solutions in industrial sectors.

2023 Proxy Statement	15

ROBERT S. LUTZ

Age 65

Director since: 2022

INDEPENDENT

Committees:

•  Audit

Key Skills:

•  Broad international experience

•  M&A/capital markets experience

•  Related industry experience

•  Finance/accounting/risk management

   experience

Robert S. Lutz has been with Danaher Corporation, a global science and technology company, since 2002 and has served as its Senior Vice President, Finance since January 2022 in an advisory role to Danaher’s global finance organization. Prior to this role, Mr. Lutz served as Danaher’s Chief Accounting Officer from March 2003 through December 2021. In that role, Mr. Lutz was responsible for Danaher’s internal and external financial reporting as well as Danaher’s maintenance of internal controls. Prior to being named Chief Accounting Officer, Mr. Lutz was Vice President, Audit & Reporting at Danaher from 2002 to March 2003. Prior to joining Danaher, Mr. Lutz held various positions, including partner, for more than 20 years at a large international accounting firm.

Qualifications: Mr. Lutz’s responsibility for leading the accounting operations and financial reporting functions of a global, multi-industry publicly-traded company for almost twenty years enables him to bring extensive audit, financial reporting and corporate governance experience to our Board. He also offers a valuable perspective due his deep experience with the Danaher Business System.

SHYAM P. KAMBEYANDA

Age 52

Director since: 2022

Committees:

•  None

Key Skills:

•  Senior leadership

   experience

•  Broad international

   experience

•  Related industry experience

•  Sales/marketing experience

•  Innovation experience

•  Organizational management

   experience

Shyam P. Kambeyanda has been President and Chief Executive Officer of ESAB since May 2016 and was Executive Vice President of Enovis from December 2019 until the Separation. As the leader of ESAB, Mr. Kambeyanda has overseen the growth of the fabrication technology business, expanding ESAB’s global operations, improving financial performance and driving EBX throughout the business. Prior to joining Enovis, Mr. Kambeyanda most recently served as the President Americas for Eaton Corporation’s Hydraulics Group. Mr. Kambeyanda joined Eaton in 1995 and held a variety of positions of increasing responsibility in engineering, quality, e-commerce, product strategy, and operations management in the United States, Mexico, Europe and Asia. Mr. Kambeyanda maintains a keen international perspective on driving growth and business development in emerging markets.

Qualifications: As our President and Chief Executive Officer, Mr. Kambeyanda has a broad understanding of the Company’s business as well as a deep familiarity with EBX. Mr. Kambeyanda has demonstrated leadership qualities, knowledge of our operations and industry and a long-term strategic perspective. In addition, he has many years of international and domestic industrial experience, including in sales and innovation.

16	2023 Proxy Statement

RAJIV VINNAKOTA

Age 52

Director since: 2022

INDEPENDENT

Committees:

•  Nominating and Corporate Governance

   (Chair)

•  Compensation and Human Capital

   Management

Key Skills:

•  Senior leadership experience

•  Public company board experience

•  Human capital management

   experience

•  Innovation experience

•  Organizational management

   experience

Rajiv Vinnakota has served as President of the Institute for Citizens & Scholars (formerly the Woodrow Wilson National Fellowship Foundation), a 75 year-old non-profit organization that has played a significant role in shaping higher education, since July 2019. With an expanded mission, Citizens & Scholars is now rebuilding how we develop citizens in our country. From 2015 to September 2018 he was an Executive Vice-President at the Aspen Institute, leading a division focused on youth and engagement. Prior to this role, Mr. Vinnakota was the Co-Founder and Chief Executive Officer of The SEED Foundation, a non-profit educational organization, at which he served from 1997 to 2015. Mr. Vinnakota was the chairman of The SEED Foundation board from 1997 until 2006. Prior to co-founding SEED, Mr. Vinnakota was an associate at Mercer Management Consulting. He was also a trustee of Princeton University from 2004 until 2007 and a member of the Executive Committee of the Princeton University board of directors from 2006 to 2007, and he served as the national chairman of Annual Giving at Princeton from 2007 until 2009. Mr. Vinnakota has served as a director of Enovis since May 13, 2008.

Qualifications: Mr. Vinnakota brings to the Board broad leadership experience in areas such as human capital and organizational management. His experience in the non-profit sector also provides him with valuable perspective on important public policy, societal and economic issues relevant to our Company. Mr. Vinnakota’s engagement with leaders across the non-profit landscape (philanthropists, policymakers, practitioners, researchers, and young people ages 14-24) gives him constant understanding of key social issues, ideological debates and educational needs in our society. Mr. Vinnakota’s almost 15 years of service on the Enovis board of directors give him board-level experience on matters such as corporate governance and executive compensation and a deep familiarity of our Company’s history.

2023 Proxy Statement	17

∎	CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require that a majority of our Board members be “independent” under the NYSE’s listing standards. In addition, the respective charters of the Audit Committee, Compensation and Human Capital Management Committee and Nominating and Corporate Governance Committee require that each member of these committees be “independent” under the NYSE’s listing standards and, with respect to the Audit Committee, under the applicable SEC rules. In order for a director to qualify as “independent,” our Board must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. Our Board undertook its annual review of director independence in March 2023. The Board determined that Mr. Rales, Mr. Allender, Ms. Cummings, Ms. Jordan, Mr. Lutz, Ms. Phillipps, Mr. Teirlinck and Mr. Vinnakota each qualify as “independent” under the NYSE’s listing standards. In assessing Mr. Rales’ independence in 2023, the Board took into account that, although Mr. Rales is a significant stockholder of the Company, he has never served as an employee of the Company and is not otherwise involved in managing the daily business operations of the Company. Accordingly, the Board concluded that Mr. Rales is independent under NYSE’s listing standards. None of the other independent directors nor their immediate family members have within the past three years had any direct or indirect business or professional relationships with the Company other than in their capacity as directors.

The independent members of our Board must hold at least two “executive session” meetings each year without the presence of management. In general, the meetings of independent directors are intended to be used as a forum to discuss such topics as they deem necessary or appropriate. Mr. Rales, as independent Chairman, typically serves as the presiding director of the independent director executive sessions and leads the independent directors during these sessions.

Board of Directors and its Committees

The current Board was not fully constituted until April 4, 2022. Prior to that time the Board was composed entirely of officers of Enovis Corporation, ESAB’s parent company prior to the Separation.

The Board and its committees meet regularly throughout the year, and may also hold special meetings and act by written consent from time to time. The Board held a total of five meetings during the year ended December 31, 2022 and acted by written consent seven times. During 2022, all of our directors attended all Board meetings and meetings of the committees of the Board on which such directors served (during the periods that he or she served). Our Corporate Governance Guidelines request Board members to make every effort to attend our annual meeting of stockholders.

18	2023 Proxy Statement

The Board has a standing Audit Committee, Compensation and Human Capital Management Committee, and Nominating and Corporate Governance Committee. The charters for the Audit Committee, Compensation and Human Capital Management Committee and Nominating and Corporate Governance Committee are available on the Company’s website at www.esabcorporation.com on the Investors page under the Governance tab. These materials also are available in print to any stockholder upon request to: Corporate Secretary, ESAB Corporation, 909 Rose Avenue, 8th Floor, North Bethesda, Maryland 20852. The Board committees review their respective charters on an annual basis. The Nominating and Corporate Governance Committee oversees an annual evaluation of the Board and each committee’s operations and performance.

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee

Mitchell P. Rales

Shyam P. Kambeyanda

Patrick W. Allender		✓

Melissa Cummings	✓

Christopher M. Hix

Rhonda L. Jordan		✓

Robert S. Lutz	✓

Stephanie M. Phillipps			✓

Didier Teirlinck	✓

Rajiv Vinnakota			✓

Chair
✓	Member

Audit Committee

Our Audit Committee met six times during the year ended December 31, 2022. The Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is updated periodically on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

The members of our Audit Committee are Mr. Allender, Chair, Ms. Cummings, Mr. Lutz and Mr. Teirlinck. The Board has determined that each of Mr. Allender and Mr. Lutz qualify as an “audit committee financial expert,” as that term is defined under the SEC rules. The Board has determined that each member of our Audit Committee is independent and financially literate under the NYSE’s listing standards and that each member of our Audit Committee is independent under the standards of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee met four times during the year ended December 31, 2022. The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board. In making its recommendations, the committee will review a candidate’s qualifications and any potential conflicts of interest and assess contributions of current directors in connection with his or her renomination. The committee is also responsible, among its other duties and responsibilities, for making recommendations to the Board or otherwise acting with respect to corporate governance policies and practices, including Board size and membership qualifications, new director orientation, committee structure and membership, related person transactions, and communications with stockholders and other interested parties. The Nominating and Corporate Governance

2023 Proxy Statement	19

Committee is also responsible for reviewing the Company’s undertakings with respect to environmental, social, and governance matters, including the Company’s role as a corporate citizen and the Company’s policies and programs relating to health, safety and sustainability matters.

The members of our Nominating and Corporate Governance Committee are Mr. Vinnakota, Chair, Mr. Allender and Ms. Jordan. The Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the NYSE’s listing standards.

Compensation and Human Capital Management Committee

Our Compensation and Human Capital Management Committee met four times during the year ended December 31, 2022. The Compensation and Human Capital Management Committee is responsible, among its other duties and responsibilities, for determining and approving the compensation and benefits of our Chief Executive Officer and other executive officers, monitoring compensation arrangements applicable to our Chief Executive Officer and other executive officers in light of their performance, effectiveness and other relevant considerations and adopting and administering our equity and incentive plans.

The members of our Compensation and Human Capital Management Committee are Ms. Jordan, Chair, Ms. Phillipps and Mr. Vinnakota. The Board has determined that each member of our Compensation and Human Capital Management Committee is a “non-employee director” within the meaning of SEC Rule 16b-3, and is independent under the NYSE’s listing standards for directors and compensation committee members.

The Compensation and Human Capital Management Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance in light of those goals and objectives, and determines his compensation level based on that analysis. The Compensation and Human Capital Management Committee also annually reviews and approves all elements of the compensation of our other executive officers. Our Chief Executive Officer plays a significant role in developing and assessing achievement against the goals and objectives for other executive officers and makes compensation recommendations to the Compensation and Human Capital Management Committee based on these evaluations. The Compensation and Human Capital Management Committee also administers all of the Company’s management incentive compensation plans and equity-based compensation plans. The Compensation and Human Capital Management Committee makes recommendations to the Board regarding compensation of all executive officer hires, all elements of director compensation, and the adoption of certain amendments to incentive or equity-based compensation plans. The Compensation and Human Capital Management Committee also assists the Board in its oversight of risk related to the Company’s compensation policies and practices applicable to all ESAB associates. Additionally, the Compensation and Human Capital Management Committee periodically reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention. For further information on our compensation practices, including a description of our processes and procedures for determining compensation, the scope of the Compensation and Human Capital Management Committee’s authority and management’s role in compensation determinations, please see the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 31.

Since 2022, our Compensation and Human Capital Management Committee has engaged Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant to, among other things, formulate an appropriate peer group to be used by the Compensation and Human Capital Management Committee and to provide competitive comparison data and for other compensation consulting services as requested by the Compensation and Human Capital Management Committee. Additional information on the nature of the information and services provided by this independent compensation consultant can be found below in the Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Human Capital Management Committee is or has ever been an officer or an employee of the Company or any of its subsidiaries, and no Compensation and Human Capital Management Committee member has any interlocking or insider relationship with the Company which is required to be reported under the rules of the SEC.

20	2023 Proxy Statement

Identification of Director Candidates and Director Nomination Process

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. The Nominating and Corporate Governance Committee may also use outside consultants to assist in identifying candidates. The Nominating and Corporate Governance Committee is responsible for assessing whether a candidate may qualify as an independent director. Each possible candidate is discussed and evaluated in detail before being recommended to the Board. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may nominate persons to be elected as directors and, as noted above, may suggest candidates for consideration by the Nominating and Corporate Governance Committee. If a stockholder wishes to suggest a person to the Nominating and Corporate Governance Committee for consideration as a director candidate, he or she must provide the same information as required of a stockholder who intends to nominate a director pursuant to the procedures contained in Section 2.5 of our Bylaws, in accordance with the same deadlines applicable to director nominations, as described below under “General Matters—Stockholder Proposals and Nominations.” All of the current directors were originally identified, nominated and elected by Enovis prior to the Separation.

Board Leadership Structure

Our Corporate Governance Guidelines specify that the positions of Chairman of the Board and Chief Executive Officer shall be held by separate persons. We believe that this structure is appropriate given the differences between the two roles in our current management structure. Our Chief Executive Officer, among other duties, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of our Board, among other responsibilities, provides guidance to the Chief Executive Officer, takes an active role in setting the agenda for Board meetings and presides over meetings of the full Board. Our current Chairman, Mr. Rales, is an independent director.

Board Evaluation Process

The Board and its committees conduct self-assessments annually at their February/March meetings. The Chair of the Nominating and Corporate Governance Committee oversees the process. The annual evaluation procedure is summarized below.

Action and Timeframe	Description
Preparation – November/December

Each director receives draft materials for the annual evaluation of (i) the Board’s performance and (ii) the performance of his or her committee(s). The materials include the Board and committee self-assessment questionnaires. In advance of the assessment, questions are revised and supplemented based on the input received from the Board members and, prior to distribution, the Chair of the Nominating and Corporate Governance Committee leads a final review in the December Board and committee meetings.

Assessment – December/January

Each director is asked to consider a list of questions to assist with the evaluation of the Board and its committees, covering topics such as Board composition, the conduct and effectiveness of meetings, quality of discussions, roles and responsibilities, quality and quantity of information provided, and other opportunities for improvement.

Review and Discussion – February/March

The Board and its committees receive a report summarizing the annual evaluations as well as a year-over-year comparison. The reports are distributed for consideration in advance of and discussed at the February Board meeting. The committee chairs report to the Board on their respective committee evaluations, noting any actionable items. Past evaluations have addressed a wide range of topics such as Board materials, director education and on-boarding, and allocation of meeting times.

Actionable Items and Follow-Up – Ongoing	The Board and committees address any actionable items throughout the year, including a mid-year check-in and end of year assessment against the actionable items identified in February.

2023 Proxy Statement	21

As part of the Board’s first self-assessment process, in February 2023, the Chair of the Nominating and Corporate Governance Committee held one-on-one meetings with each member of our Board to collect verbal feedback from our directors. The Chair of the Nominating and Corporate Governance Committee then incorporated this additional input into the annual evaluation materials presented to the Board and its committees during the February and March meetings.

Board’s Role in Risk Oversight

The Board maintains responsibility for oversight of risks that may affect the Company. The Board discharges this duty primarily through its standing committees and also considers risk in its strategic planning for the Company and in its consideration of acquisitions. The Board engages in discussions about risk at each quarterly meeting, where it receives reports from its committees, as applicable, about the risk oversight activities within their respective areas of responsibility. Specifically, the Audit Committee (i) receives reports from and discusses with management, our internal audit team, and our independent registered public accounting firm all major risk exposures (whether financial, operating or otherwise), (ii) reviews the Company’s policies with respect to risk assessment and enterprise risk management, including with respect to cybersecurity risks, and (iii) oversees compliance with legal and regulatory requirements and our ethics program, including our Code of Business Conduct. In addition, the Nominating and Corporate Governance Committee oversees the corporate governance principles and governance structures that contribute to successful risk oversight and management. The Compensation Committee oversees certain risks associated with compensation policies and practices, as discussed below.

The Audit, Nominating and Corporate Governance and Compensation and Human Capital Management Committees each make full reports to the Board of Directors at each regularly scheduled meeting regarding each committee’s considerations and actions, and risk considerations are presented to and discussed with the Board by management as part of strategic planning sessions and when considering potential acquisitions.

Standards of Conduct

 Corporate Governance Guidelines and Pledging

The Board has adopted Corporate Governance Guidelines, which set forth a framework to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines cover, among other things, the composition and certain functions of the Board and its committees, executive sessions, Board responsibilities, expectations for directors, director orientation and continuing education, our director resignation policy and our policy prohibiting pledging.

Our Corporate Governance Guidelines prohibit any future pledging of ESAB’s common stock as security under any obligation by our directors and executive officers. The Board excepted from the policy shares of ESAB common stock that were already pledged as of the Separation in accordance with Enovis’ pledging policy. Pledged shares of ESAB common stock do not count toward our stock ownership requirements. As of the date of this proxy statement, no shares of ESAB common stock were pledged by our directors and executive officers.

Policies on Insider Trading, Hedging and Stock Ownership

The Company has an Insider Trading Policy and associated procedures which, in addition to mandating compliance with insider trading laws, prohibit any director, officer or employee of the Company from engaging in short sales, hedging or monetization transactions and transactions in publicly-traded options on the Company’s securities, such as puts, calls and other derivatives. Further, we have stock ownership policies applicable to our directors and executives to promote alignment of interests between our stockholders, directors and management.

Code of Business Conduct

As part of our system of corporate governance, the Board adopted a Code of Business Conduct (the “Code of Conduct”) that is applicable to all directors, officers and employees of the Company. The Code of Conduct sets forth Company policies, expectations and procedures on a number of topics, including but not limited to conflicts of interest, compliance with laws, rules and regulations (including insider trading laws), honesty and ethical conduct, and quality. The Code of Conduct also sets forth procedures for reporting violations of the Code of Conduct and investigations thereof. If the Board grants any waivers from our Code of Conduct to any of our directors or executive officers, or if we amend our Code of Conduct, we will, if required, disclose these matters through our website within four business days following such waiver or amendment.

22	2023 Proxy Statement

Where to Find Our Key Governance Policies

Our Corporate Governance Guidelines and Code of Conduct are available on the Company’s website at www.esabcorporation.com on the Investors page under the Governance tab. These materials also are available in print to any stockholder upon request to: Corporate Secretary, ESAB Corporation, 909 Rose Avenue, 8th Floor, North Bethesda, Maryland 20852.

Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

We have adopted a written Policy Regarding Related Person Transactions pursuant to which our Nominating and Corporate Governance Committee or a majority of the disinterested members of our Board generally must approve related person transactions in advance. The policy applies to any transaction or series of similar transactions involving more than $120,000 in which the Company is a participant and in which a “related person” has a direct or indirect material interest. “Related persons” include the Company’s directors, nominees for director, executive officers, and greater than 5% stockholders, as well as the immediate family members of the foregoing. In approving or rejecting the proposed transaction, our Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we discover related person transactions that have not been approved, the Nominating and Corporate Governance Committee is to be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

Set forth below is a summary of certain transactions since January 1, 2022 in which (i) the Company was or is a participant, (ii) any of our directors, executive officers, beneficial owners of more than 5% of our common stock, or the immediate family members of any of the foregoing had or will have a direct or indirect material interest and (iii) the amount involved exceeds or will exceed $120,000:

Transactions with Enovis Corporation

On April 4, 2022, we completed our Separation from Enovis. In preparation for the Separation, Enovis transferred to us the business and operations of its fabrication and gas control businesses as well as certain other assets and liabilities in exchange for shares of our common stock and a cash distribution. Enovis then distributed 90% of ESAB’s common stock to Enovis stockholders and retained 10% of ESAB’s common stock. On November 18, 2022, Enovis sold its retained shares of ESAB common stock pursuant to an underwritten offering (the “Offering”). Following the Separation, Enovis and ESAB operate as separate publicly-traded companies and, following the completion of the Offering, neither entity has a material ownership interest in the other. However, Christopher Hix, who serves on our Board, currently serves in a non-executive, advisory role at Enovis and previously served as Enovis’ Executive Vice President and Chief Financial Officer during 2022. In addition, Rajiv Vinnakota is a member of both our Board and Enovis’ board of directors. Mitchell P. Rales currently serves as Chairman for both our Board and Enovis’ board of directors. However, Mr. Rales has announced his retirement from the Enovis board of directors as of Enovis’ 2023 annual meeting of stockholders. If re-elected at ESAB’s Annual Meeting, Mr. Rales will continue to serve as the Chairman of our Board.

In connection with the Separation, Enovis and ESAB entered into various agreements to effect the Separation and provide a framework for their relationship after the Separation, including a separation and distribution agreement, an employee matters agreement, a tax matters agreement, an intellectual property matters agreement, a license agreement with respect to the Enovis Business System, or EBS (a proprietary set of business processes and methodologies that are designed to continuously improve business performance) and a transition services agreement. These agreements provide for the allocation between Enovis and ESAB of assets, employees, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after the Separation and govern certain relationships between Enovis and ESAB after the Separation.

2023 Proxy Statement	23

Contacting the Board of Directors

We are committed to promoting effective channels of communication between our stockholders and the Board of Directors, including the Board’s committees and individual non-management directors.

The Board of Directors has established a process for stockholders and interested parties to communicate with the Board, including to report complaints or concerns relating to our accounting, internal accounting controls or auditing matters. Stockholders who wish to communicate directly with directors may send messages in writing to the Company’s Corporate Secretary at the following address:

ESAB Corporation

909 Rose Avenue, 8th Floor

North Bethesda, Maryland 20852

Attention: Corporate Secretary

Our Policy Regarding Stockholder Communications with the Board of Directors (the “Board Communications Policy”) requires that any stockholder communication to members of the Board prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is subject to the Board Communications Policy.

Our Corporate Secretary will review all incoming communications subject to the Board Communications Policy and, if appropriate, promptly route such communications to the appropriate member(s) of the Board or, if none is specified, to the Chairman of the Board. In the Board Communications Policy, the Board has requested that any communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of the Company generally as well as resumes and other forms of job inquiries, solicitations, advertisements, surveys, “junk” mail and mass mailings be excluded from forwarded communications. In addition, the Corporate Secretary may exclude any materials the Corporate Secretary determines in good faith to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. However, the Corporate Secretary maintains a list of each communication subject to the Board Communications Policy that is not forwarded to the Board. Materials not forwarded to the Board are retained in the Company’s files and are made available at the request of any member of the Board to whom such communication was addressed.

24	2023 Proxy Statement

∎	DIRECTOR COMPENSATION

Our Board, at the recommendation of our Compensation and Human Capital Management Committee, sets the compensation program for non-employee directors. The Compensation and Human Capital Management Committee reviews this program on an episodic basis and recommends director compensation levels based on its evaluation of competitive levels for director compensation, utilizing data drawn from our current list of peer companies and its reasoned business judgment. See “Role of Compensation Consultants and Peer Data Review” on page 44.

In anticipation of the Separation, the Enovis Compensation and Human Capital Management Committee recommended, and ESAB’s pre-Separation Board approved, the below compensation program for non-employee directors following the Separation. As a result, our non-employee Board members receive the following:

¾	an annual cash retainer of $90,000, paid in four, equal installments following each quarter of service;

¾

an annual equity award valued at $145,000, calculated under the same valuation approach applied in determining our annual equity grants as described in “Compensation Discussion and Analysis—Additional Compensation Information—Equity Grant Practice,” and awarded in connection with our annual meeting of stockholders, 50% of which consists of restricted stock units (“RSUs”) that vest after one year of service on the Board and the remaining 50% of which consists of stock options, which are fully vested upon grant and exercisable for a seven-year term; and

¾

a $20,000 annual retainer for service as the Chair of our Audit Committee and a $15,000 annual retainer for service as the Chair of our Compensation and Human Capital Management Committee or our Nominating and Corporate Governance Committee.

Directors do not receive an initial equity grant at the time of their election or appointment to the Board, but instead receive a pro-rated portion of the annual equity award.

Our non-executive Chairman of the Board is entitled to receive an annual cash retainer of $1 and does not receive any other cash fees or the annual equity award described above.

The Board has also approved a stock ownership policy for our directors. Each director is required to own shares of our common stock (including shares issuable upon exercise of stock options and shares underlying RSUs) with a value equal to five times the annual cash retainer within five years of joining the Board. All of our directors are within the five year grace period. As of the date of this Proxy Statement, all of our directors were in compliance with our stock ownership policy, having acquired the required number of shares or having more time to do so.

Further, our Board has adopted a policy prohibiting any director (or executive officer) from pledging as security under any obligation any shares of ESAB common stock that he or she directly or indirectly owns and controls (other than shares already pledged as of the Separation), and providing that pledged shares of ESAB common stock do not count toward our stock ownership requirements.

The Board has adopted a Director Deferred Compensation Plan which permits non-employee directors to elect to receive deferred stock units (“DSUs”) in lieu of their annual cash retainers and committee chairperson retainers. A director who elects to receive DSUs receives a number of units determined by dividing the cash fees earned during, and deferred for, the quarter by the closing price of our common stock on the date of the grant, which is the last trading day of the applicable quarter. A non-employee director also may convert director RSU grants to DSUs under the plan. DSUs granted to our directors convert to shares of our common stock after termination of service from the Board, based upon a schedule elected by the director in advance. In the event that a director elects to receive DSUs, the director will receive dividend equivalent rights on such DSUs to the extent dividends are issued on our common stock. Dividend equivalents are deemed reinvested in additional DSUs (or fractions thereof) at the dividend payment date.

We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services on our Board and the committees thereof in accordance with our expense reimbursement policies in effect from time to time and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

2023 Proxy Statement	25

The table below sets forth information regarding compensation paid to our non-employee directors during 2022. Mr. Kambeyanda is a member of the Board but does not receive any additional compensation for his services as a director. In addition, Daniel Pryor and Bradley Tandy served as directors prior to the Separation. These individuals were employees of Enovis during that time and did not receive any compensation for such Board service.

DIRECTOR COMPENSATION FOR 2022

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	(2)	Option Awards ($)	(4)	Total ($)

Mitchell P. Rales	1	—		—		1

Patrick W. Allender	(1)	72,500	(3)	72,500		145,000

Melissa Cummings	67,500	80,048	(3)	80,048		227,596

Christopher M. Hix	(1)	80,048	(3)	80,048		160,096

Rhonda L. Jordan	78,750	72,500	(3)	72,500		223,750

Robert S. Lutz	(1)	80,048	(3)	80,048		160,096

Stephanie M. Phillipps	37,500 (1)	80,048	(3)	80,048		197,596

Didier Teirlinck	(1)	72,500	(3)	72,500		145,000

Rajiv Vinnakota	78,750	72,500		72,500		223,750

(1)

Messrs. Allender, Hix, Lutz and Teirlinck and Ms. Phillipps elected to receive DSUs in lieu of all or a portion of their annual cash retainers and committee chairperson retainers. DSUs convert to shares of our common stock after termination of service from the Board, based upon a schedule elected by the director in advance. During 2022, the amount of DSUs received in lieu of annual cash retainers and committee chairperson retainers by these directors was as follows: Mr. Allender—2,031, Mr. Hix—1,661, Mr. Lutz—1,661, Mr. Teirlinck—1,661 and Ms. Phillipps—831. DSUs received for these cash retainers are considered “vested” and thus are not reflected in the table below.

(2)

Amounts shown in the “Stock Awards” column represent the grant date fair value for stock awards granted to each director during 2022, as computed pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“FASB ASC Topic 718”). See Note 18 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2023. The amounts reflect the grant date fair value of the 2022 annual grant of 1,468 RSUs made to each director on May 12, 2022, which vest in full on the first anniversary of the grant date. For Messrs. Hix and Lutz and Msses. Cummings and Phillipps, who were not members of the Enovis board of directors prior to the Separation, the amount also reflects the grant date fair value of a grant of 153 RSUs in connection with a pro-rated annual grant for the period beginning with April 4, 2022, the date of the Separation, through the date of the 2022 annual grant on May 12, 2022, which vest in full on the first anniversary of the grant date.

(3)

All RSUs granted to each of these directors, which were awarded in connection with the 2022 annual grant or pro-rated annual grant, were converted into DSUs at the election of each director. DSUs convert to shares of our common stock after termination of service on the Board, based upon a schedule selected by each director in advance. These DSUs will vest in full on May 12, 2023 in accordance with the vesting schedule applicable to the underlying RSUs.

(4)

Amounts represent the aggregate grant date fair value for options to purchase 4,300 shares of our common stock granted to each director in connection with the 2022 annual grant, as computed pursuant to FASB ASC Topic 718. See Note 18 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2023. The director stock options are fully vested upon grant and exercisable for a seven-year term. For Messrs. Hix and Lutz and Msses. Cummings and Phillipps, who were not members of the Enovis board of directors prior to the Separation, the amount also reflects the grant date fair value for options to purchase 448 shares of our common stock in connection with a pro-rated annual grant for the period beginning with April 4, 2022, the date of the Separation, through the date of the 2022 annual grant on May 12, 2022.

26	2023 Proxy Statement

As of December 31, 2022, the aggregate number of unvested stock awards and unexercised options outstanding held by each of our non-employee directors was as follows:

Name	Restricted Stock Units	Stock Options

Mitchell P. Rales	—	—

Patrick W. Allender	1,468	26,064

Melissa Cummings	1,621	4,748

Christopher M. Hix	34,096	4,748

Rhonda L. Jordan	1,468	26,064

Robert S. Lutz	1,621	4,748

Stephanie M. Phillipps	1,621	4,748

Didier Teirlinck	1,468	18,854

Rajiv Vinnakota	1,468	15,181

2023 Proxy Statement	27

Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. Ernst & Young LLP has served as our independent auditor since its appointment in 2021. Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions which the Audit Committee will take into consideration in future deliberations. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. The Board of Directors and the Audit Committee believe that the retention of Ernst & Young LLP as the Company’s independent auditor is in the best interests of the Company and its stockholders.

Representatives for Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees for services rendered by Ernst & Young LLP for the Company for the fiscal year ended December 31, 2022 following the Separation. For the fiscal year ended December 31, 2021, we did not pay any fees for professional services to Ernst & Young LLP. Prior to the Separation, Enovis Corporation paid any audit, audit related, tax or other fees related to the Company’s business.

Fee Category (fees in thousands)	2022
Audit Fees	$4,287
Audit-Related Fees	—
Tax Fees	192
All Other Fees	—
TOTAL	$4,479

Audit Fees

This category of the table above includes fees for the fiscal year ended December 31, 2022 that were for professional services rendered (including reimbursement for out-of-pocket expenses) for the integrated audits of our annual consolidated financial statements, for reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and for statutory audits. For 2022, this category also included regional statutory audits, incremental audit procedures related to the Company’s Separation from Enovis Corporation as well as the preparation of the Company’s registration statement on Form S-1 related to the secondary offering of the Company’s common stock by Enovis Corporation.

Audit-Related Fees

This category of the table above includes the fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” For 2022, there were no such fees.

Tax Fees

This category of the table above includes fees billed for tax compliance, tax preparation, tax planning and other tax services.

28	2023 Proxy Statement

All Other Fees

This category of the table above includes fees billed for products and services other than those described above under Audit Fees, Audit-Related Fees and Tax Fees. For 2022, there were no such fees.

The Audit Committee has considered whether the services rendered by the independent registered public accounting firm with respect to the fees described above are compatible with maintaining the independent registered public accounting firm’s independence and has concluded that such services do not impair its independence.

Audit Committee’s Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee must pre-approve all auditing services, review and attest services, internal control related services and non-audit services provided to the Company by the independent registered public accounting firm and all fees payable by the Company to the independent registered public accounting firm for such services. The Audit Committee also is responsible for overseeing the audit fee negotiations associated with the retention of Ernst & Young LLP for the audit of our financial statements. The Audit Committee has adopted a pre-approval policy to promote compliance with the NYSE’s listing standards and the applicable SEC rules and regulations relating to auditor independence. In accordance with the Audit Committee charter and the pre-approval policy, the Audit Committee reviews with Ernst & Young LLP and management the plan and scope of Ernst & Young LLP’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Ernst & Young LLP’s compensation, and pre-approves all auditing services, review and attest services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young LLP. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with the pre-approval policy, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting. Pre-approval of permitted non-audit services can only be approved by the full Audit Committee.

Vote Required

The affirmative vote of the holders of a majority votes cast (excluding abstentions and broker non-votes) is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023.

2023 Proxy Statement	29

∎	AUDIT COMMITTEE REPORT

The Audit Committee consists of Patrick W. Allender, Melissa Cummings, Robert S. Lutz, and Didier Teirlinck, who are all non-management directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and the additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. In 2022, the Audit Committee held six meetings. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which it annually reviews. The charter, which complies with all current regulatory requirements, is available on the Company’s website at www.esabcorporation.com on the Investors page under the Governance tab. During 2022, at each of its regularly scheduled meetings, the Audit Committee met with senior members of the Company’s finance team. Additionally, the Audit Committee has separate private sessions, during its regularly scheduled meetings, with the Company’s independent registered public accounting firm and head of internal audit, respectively. The Audit Committee has also discussed with the independent registered public accounting firm their evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee evaluates the performance of the Company’s independent registered public accounting firm each year and determines whether to reengage the current independent registered accounting firm or consider other independent registered accounting firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered accounting firm, the firm’s global capabilities, and the firm’s technical expertise, tenure as the Company’s independent registered accounting firm and knowledge of the Company’s global operations and businesses. In connection with the applicable audit partner rotation requirements, the Audit Committee also is involved in considering the selection of the auditors’ lead engagement partner when rotation is required. Based on this evaluation, the Audit Committee decided to engage Ernst & Young LLP as our independent registered accounting firm for the year ended December 31, 2023. The Audit Committee reviews with the independent registered accounting firm and management the overall audit scope and plans, as well as the results of internal and external audit examinations and evaluations by management and the independent registered accounting firm of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee recommends that the Board ask stockholders, at the Company’s annual meeting, to ratify the appointment of the independent registered accounting firm (see Proposal 2 beginning on page 28).

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2022 with management and with the Company’s independent registered public accounting firm, including a discussion of the quality and suitability of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee are apprised of certifications prepared by the Chief Executive Officer and the Chief Financial Officer that the unaudited quarterly and audited annual consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent registered public accounting firm, which is engaged to review the quarterly consolidated financial statements of the Company, and audit and report on the annual consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting as of the Company’s year-end.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC. The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. On the basis of the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Patrick W. Allender, Audit Committee Chair

Melissa Cummings

Robert S. Lutz

Didier Teirlinck

30	2023 Proxy Statement

∎	COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of the compensation arrangements of our named executive officers for 2022 should be read together with the compensation tables and related disclosures set forth under the section heading “Executive Compensation.”

Executive Summary

Introduction

In April 2022, we completed our Separation from Enovis Corporation (formerly known as Colfax Corporation) and launched as an independent, publicly-traded company. Except as noted below, the total compensation arrangements for our named executive officers (“NEOs”) for 2022 were established in accordance with Enovis’ policies by its Compensation and Human Capital Management Committee in anticipation of the Separation and the roles to be assumed by each such NEO following the Separation. Two members of our Compensation and Human Capital Management Committee were members of the Enovis Compensation and Human Capital Management Committee prior to the Separation and were involved in these compensation decisions.

In order to provide a view of the NEO compensation for all of 2022, this Compensation Discussion and Analysis (“CD&A”) and the corresponding compensation tables and narrative include information regarding compensation paid to the NEOs and decisions made by Enovis prior to the Separation.

Following the Separation, ESAB’s Compensation and Human Capital Management Committee has been responsible for determining our compensation programs and policies for our executive officers and approving the compensation levels applicable to them. In such capacity, our Compensation and Human Capital Management Committee:

¾	Reviewed the total compensation arrangement for 2022 for Mr. Kambeyanda, our President and Chief Executive Officer, and established his 2022 performance objectives;

¾	Reviewed the total compensation arrangements for 2022 for our other NEOs as established by Enovis;

¾	Approved the performance measures for cash bonus awards payable under our ESAB Incentive Plan for 2022;

¾	Approved and set the performance measures for certain founders and promotion equity grants made to our NEOs following the Separation; and

¾	Established the compensation arrangements for 2023 for our executive officers.

Named Executive Officers

The following discussion provides details regarding our executive compensation program and the compensation of our NEOs in 2022. Our NEOs for 2022 are:

Name	Title

Shyam P. Kambeyanda	President and Chief Executive Officer

Kevin J. Johnson	Executive Vice President, Chief Financial Officer

Olivier Biebuyck	President, Fabrication Technology

Michele Campion	Senior Vice President, Chief Human Resources Officer

Curtis E. Jewell	Senior Vice President, General Counsel and Corporate Secretary

During 2022, Mr. Biebuyck served as President, EMEA of the Company. He was appointed President, Fabrication Technology effective February 2023.

2023 Proxy Statement	31

Our Purpose, Values and Compensation Philosophy

ESAB is a purpose driven company focused on Shaping the world we imagine through innovation and continuous improvement. We are guided by this Purpose and the following core Values:

These Values shape our culture, our work and our compensation philosophy and practices.

Consistent with our Purpose and Values, our executive compensation approach links compensation to Company and individual performance while aligning the long-term interests of management and stockholders. We strive to create a compensation program for our associates, including our executives, that provides a compelling and engaging opportunity to attract, retain and engage the best talent. We believe that our compensation programs motivate performance-driven leadership that is aligned to achieve our financial and strategic objectives with the intention to deliver superior long-term returns to our stockholders. Utilizing this philosophy, our executive compensation program has been designed to:

Link rewards to performance and foster a team-based approach	Each executive has clear performance expectations and must contribute to our overall success rather than solely to objectives within his or her primary area of responsibility.

Align the performance responsibilities of executives with the long-term interests of stockholders	Our program emphasizes long-term stockholder value creation by using predominantly stock options and PRSUs, in combination with a stock ownership policy, to deliver long-term compensation incentives while minimizing risk-taking behaviors that could negatively affect long-term results.

Provide transparency through simplicity of design and practices	We provide three main elements in our compensation program–base salary, annual incentive cash bonuses, and long-term incentives–with an appropriate blend of purposes and incentives linked to easily understood objectives, as described further on page 33.

32	2023 Proxy Statement

Fiscal 2022 Pay for Performance Alignment and Compensation Overview

2022 marked an exciting new chapter in the Company’s storied history as a leader in connected fabrication technology and gas control equipment solutions. On April 4, 2022, we successfully completed our Separation from Enovis Corporation (formerly Colfax Corporation) to become an independent, publicly-traded company. Our leadership teams played an integral role in completing the Separation and building the infrastructure and resources to prepare the Company for future success. These transformational transactions are described in further detail below under “Key Executive Team Achievements.”

Our leadership teams also remained focused on the Company’s response to the challenges posed by global macroeconomic trends, including inflationary pressures and supply chain constraints across our businesses. Our team navigated these political and economic uncertainties and ensured we could continue to serve our customers and meet the expectations of our various stakeholders.

Despite these changes and challenges, the Company delivered on its commitments and remains on track to achieve its long-term goals. ESAB finished 2022 with core adjusted earnings per share of $4.21, core adjusted EBITDA of $417 million and core adjusted free cash flow of $219 million. ESAB strengthened its balance sheet by fixing and extending half of its debt. Our EBX business system also accelerated our innovation, growth, margins and cash flow. Finally, we executed on our M&A strategy with our acquisitions of Ohio Medical, Therapy Equipment and Swift-Cut, strengthening our both our gas control and fabrication technology businesses.

We achieved and exceeded many of our internal corporate financial and operational goals, leading to an overall corporate bonus achievement under our ESAB Incentive Plan (“EIP”) of 131% of target for each of our NEOs.

Further, the Board or the Compensation and Human Capital Management Committee took the following actions during 2022:

¾

Founders and Promotion Equity Grants In May 2022, on the recommendation of the Compensation and Human Capital Management Committee, the Board approved one-time founders and promotion equity awards to our executive officers, including the NEOs, in recognition of each executive officer’s contributions to the Separation as well as the increased scope of the responsibilities of each executive officer following the Separation. The founders grants consist of time-based RSUs which vest ratably on the third, fourth and fifth anniversary of the date of grant, therefore serving a critical retention function for our key executive officers. The promotion equity awards consist of (i) 25% stock options, subject to ratable vesting on the first, second and third anniversary of grant, (ii) 25% time-based RSUs, subject to ratable vesting on the first, second and third anniversary of grant and (iii) 50% PRSUs, contingent on the achievement of EBITDA and free cash flow conversion improvement goals subject to a three-year performance period, further aligning the compensation of our executive officers with the long-term interests of stockholders. See “Long-Term Incentives – Separation Related Equity Grants” for additional information.

¾

Clawback Policy Following the recommendation of the Compensation and Human Capital Management Committee, the Board adopted a compensation clawback policy that empowers our Board to recover performance-based compensation paid to our NEOs upon a material restatement of the Company’s financial statements.

¾

Retirement Committee and Governance Framework In May 2022, the Compensation and Human Capital Management Committee established the ESAB Retirement Plan Advisory Committee composed of members of ESAB’s management to administer our 401(k) plan, retirement plan and other tax-qualified plans. The Retirement Committee assists the Compensation and Human Capital Management Committee in fulfilling its responsibility to review and evaluate the Company’s pension and U.S. retirement plans by overseeing, administering and making recommendations with respect to retirement plans on the Committee’s behalf.

Our Executive Compensation Program

Our executive compensation program includes elements designed to align executive pay with Company objectives and long-term stockholder returns. Our 2022 compensation program, including compensation established by Enovis prior to the Separation and compensation established by our Compensation and Human Capital Management Committee after the Separation, is summarized below.

Our 2022 executive compensation structure—both before and after the Separation—consisted of three core compensation elements: base salary, an annual cash bonus, and long-term incentives. The Enovis Compensation and Human Capital Management Committee reviewed each element individually while also considering the total compensation package provided to create an appropriate mix

2023 Proxy Statement	33

designed to attract, incentivize, and retain our executives. The following table summarizes the core elements of our 2022 executive compensation program:

Element of Compensation	Purpose/Description	Form/Timing of Payout

Base Salary	Established at a competitive level to attract and retain our executive talent. Provides a base level of compensation that is not at risk to avoid fluctuations in compensation that could distract executives from the performance of their responsibilities.	Paid in cash throughout the year.

ESAB Incentive Plan (“EIP”)	Variable compensation that rewards our executive officers for achievement of critical annual operational and financial performance goals by the Company and recognizes the executive’s individual performance during the year.	Paid in cash after the year has ended and performance has been measured. See page 38 for further detail.

Long-Term Incentive Plan	Variable compensation that aligns the rewards of executives with the interests of stockholders to encourage actions and long-term prioritization that we believe will increase stockholder value by generating sustained and superior operational and financial performance over an extended period of time.	See page 40 for further detail.

The 2022 target compensation program for our CEO was structured as follows:

2022 CEO Incentive Compensation Structure*

*

Includes equity-based compensation from Enovis prior to the Separation and one-time founders and promotion equity grants. For additional information about the treatment of equity-based compensation issued by Enovis prior to the Separation, please see “Long-Term Incentives – Treatment of Equity-Based Compensation Awards upon the Separation” below. For additional information about the founders and promotion equity grants, please see “Long-Term Incentives – Separation Related Equity Awards.”

85% of CEO compensation “at risk” and aligned with Company and stockholder success

34	2023 Proxy Statement

The target compensation program for our other NEOs was structured as follows:

2022 Incentive Compensation Structure for Other NEOs (Average)*

*

Includes equity-based compensation from Enovis prior to the Separation and one-time founders and promotion equity grants. For additional information about the treatment of equity-based compensation issued by Enovis prior to the Separation, please see “Long-Term Incentives – Treatment of Equity-Based Compensation Awards upon the Separation” below. For additional information about the founders and promotion equity grants, please see “Long-Term Incentives – Separation Related Equity Awards.”

73% of compensation for other NEOs “at risk” and aligned with Company and stockholder success

Leading Compensation Practices

The framework of our executive compensation program includes the governance features and other specific elements discussed below:

What we do		What we don’t do

✓	Pay for performance focus – Our EIP compensation is linked to pre-established financial and operational goals that are intended to drive performance over the annual performance plan period. Options, RSUs and PRSUs are linked with longer-term performance, our stock price, and, for PRSUs, EBITDA improvement and free cash flow conversion improvement, which we believe incentivizes long-term Company success and stockholder value creation.	×	No gross-up payments to cover excise taxes or perquisites – We do not provide tax gross-ups to our executives in connection with a change in control, severance or other compensation or benefits or executive perquisites other than relocation.

✓	Varying performance metrics under short-term and longer-term incentive plans – In balancing compensation objectives linked to short-term and long-term time horizons, the Company seeks to align compensation with several performance metrics that are critical to achievement of sustained growth and stockholder value creation.	×	No pledging or hedging of Company stock – We prohibit our executives and directors from hedging ESAB stock and from entering into new pledge arrangements or derivative agreements using ESAB stock.

✓	Caps on ESAB Incentive Plan payouts – Executive bonus payments are capped under our EIP in part to discourage excessive risk taking. The Compensation and Human Capital Management Committee retains the discretion to reduce or eliminate compensation under our EIP even if performance goals are attained.	×	No repricing or buyout of underwater stock options – We do not permit the repricing of underwater stock options without the express approval of our stockholders.

✓	Double trigger provisions for change in control – Severance payable upon a change in control is only received upon executive’s employment termination without cause or resignation for good reason within two years following, or the three months preceding, the change in control. This approach is commonly referred to as “double trigger.”	×	No excessive change in control payments – No severance upon a change in control in excess of two times salary and target bonus.

2023 Proxy Statement	35

What we do		What we don’t do

✓	Clawback Policy and Insider Trading Policy – We have a comprehensive compensation clawback policy that is triggered by a material restatement of the Company’s financial statements and applies to all of our executive officers, and enforce a strict insider trading policy and blackout periods for executives and directors.	×	No short-term vesting – We do not award any long-term incentives with a vesting period shorter than one year.

✓	Stock Ownership Policy – We have a robust stock ownership policy to further align the long-term financial interests of Company executives and directors with those of our stockholders.	×	No compensation programs or policies that reward for material or excessive risk taking – We annually review the Company’s compensation policies and practices in relation to our risk management practices and any potential risk-taking incentives. Our most recent assessment concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

✓	Independent Compensation Committee and Consultant – Our Compensation and Human Capital Management Committee is comprised solely of independent directors. The compensation consultant to the Compensation and Human Capital Management Committee during 2022, FW Cook (i) is, based on the Compensation and Human Capital Management Committee’s assessment, independent and without any conflicts of interest with the Company and (ii) has never provided any services to the Company other than the compensation-related services provided to the Compensation and Human Capital Management Committee. See page 45 for further details.	×	No pension plan – We do not maintain a defined benefit pension plan for any senior executives.

Determination of Executive Compensation and Performance Criteria

Pre-Separation

Because we were an independent company for only a portion of the year, many of the decisions impacting 2022 compensation were made by Enovis and were grounded in Enovis’ compensation philosophies and policies. However, two members of our Compensation and Human Capital Management Committee were members of the Enovis Compensation and Human Capital Management Committee prior to the Separation and therefore involved in the compensation decisions made by Enovis pre-Separation.

Mr. Kambeyanda was an executive officer of Enovis prior to the Separation and, as such, his annual compensation prior to the Separation was determined and approved by the Enovis Compensation and Human Capital Management Committee in connection with his role as an executive officer of Enovis.

Our other NEOs were employed by Enovis prior to the Separation, but none of these individuals were executive officers of Enovis. Prior to the Separation, Enovis’ management and the Enovis Compensation and Human Capital Management Committee developed compensation packages, including base salaries, target incentives, annual equity grant values and retention compensation, for our other NEOs in anticipation of their respective roles with ESAB following the Separation. The compensation packages were based on a comprehensive market analysis of the anticipated roles and responsibilities of each NEO with ESAB upon Separation and were approved prior to the Separation by the Enovis Compensation and Human Capital Management Committee in accordance with Enovis policies and practices.

Post-Separation

Our executive compensation program is based on the philosophy and design outlined above with a focus on exceptional performance and continuous improvement from our management team. Within this framework, the Compensation and Human Capital Management Committee exercises its reasoned business judgment in making executive compensation decisions and takes into account recommendations by our Chief Executive Officer with respect to the compensation of each executive officer, other than himself (see

36	2023 Proxy Statement

“CEO Recommendations” on page 44). Some of the factors that generally are referenced when making executive compensation decisions, none of which is assigned a particular weight, are as follows:

¾	The nature and complexity of the executive’s position

¾

The Compensation and Human Capital Management Committee’s assessment of pay levels and practices for executives with the skills and experience our executives possess (see “Role of Compensation Consultants and Peer Data Review” on page 44)

¾	The experience and performance record of the executive

¾	The Company’s operational and financial performance

¾	The executive’s leadership potential

¾	The retention value of our compensation program over time

Further, a substantial percentage of compensation under our ESAB Incentive Plan is determined solely by the achievement of annual performance criteria developed based on Board-approved financial and operational goals for the fiscal year. These goals are incorporated into the metrics set for our ESAB Incentive Plan and approved by the Compensation and Human Capital Management Committee, as further discussed under “Bonus Calculation and Payment—Financial and Operational Metrics and 2022 Performance Results” on page 39. We believe that this link to our Board-established corporate and business goals reinforces alignment and incentivizes outperformance both at the business-unit level and Company-wide.

Elements of Our 2022 Executive Compensation Program

Base Salary

Base salaries are designed to provide compensation that is market competitive to attract the best qualified individuals and retain senior management. Base salaries are established at the time of an executive’s hire and reviewed annually for potential increases.

Pre-Separation

Prior to the Separation, Enovis’ Compensation and Human Capital Management Committee set the salary level for Mr. Kambeyanda based on its assessment of his role and responsibilities and the results of his individual performance assessment, combined with perspective from competitive compensation data prepared by FW Cook and the committee’s reasoned business judgment In consultation with Enovis’ Chief Executive Officer, Mr. Kambeyanda undertook a similar analysis in setting the pre-Separation salary levels for Messrs. Johnson, Biebuyck and Jewell and Ms. Campion prior to their appointment as executive officers.

Post-Separation

In anticipation of the Separation, the Enovis Compensation and Human Capital Management Committee reviewed and established the total direct compensation, including base salary, to be paid to each officer following the Separation. A comparison of base salary levels pre- and post-Separation are set forth below. The Enovis Compensation and Human Capital Management Committee set the salary level for each NEO following the Separation based on its assessment of such NEO’s materially increased role and responsibilities following the Separation combined with perspective from competitive compensation data prepared by FW Cook.

Named Executive Officer	2022 Pre-Separation Base Salary	2022 Post-Separation Base Salary	% Increase

Shyam P. Kambeyanda	$700,000	$1,000,000	43%

Kevin J. Johnson	$380,000	$595,000	57%

Olivier Biebuyck	$430,000	$500,000	16%

Michele Campion	$324,450	$425,000	31%

Curtis E. Jewell	$339,900	$450,000	32%

2023 Proxy Statement	37

Annual Incentive Plan

The goal of our EIP, our annual cash incentive plan for our executive officers, is to reward our executives for achievement in key areas of Company operational and financial performance as well as each executive’s individual contributions to Company success. Our NEOs are eligible to earn a cash incentive payment in an amount that is expressed as a percentage of the executive’s base salary (i.e., “target bonus”) under our EIP. Performance measures include corporate and individual performance against pre-determined financial and operational metrics approved by the Compensation and Human Capital Management Committee at the beginning of the fiscal year.

These performance metrics established by the Compensation and Human Capital Management Committee for business leaders reflect both Company-wide and business-specific performance targets resulting in a company financial factor (“CFF”). The amount payable under the EIP can be adjusted upward or downward based on the individual performance factor (“IPF”), which is linked to specific, individualized business goals. Actual bonus amounts are determined following completion of the performance year and are based on performance relative to these pre-established business and individual goals using the following formulas:

Executives can achieve a payout percentage of their target bonus ranging from zero for below-threshold performance to a threshold of 50% to a maximum of 200%, with 100% target achievement resulting in 100% payout of the individual’s target bonus for that performance metric, based on the extent to which the applicable objective pre-established financial and operational performance goals are achieved.

The total EIP award amount earned is subject to adjustment based on individual achievement as measured by an IPF. The IPF is a multiplier that ranges from 0 to 1.5 (subject to an overall payout cap of 250% of the target bonus). The IPF rating is based on individual performance against pre-established objectives and extent to which the executive, in the course of his or her work, exhibits the Company’s core values. The IPF and key performance indicators include both financial and non-financial Company objectives over which the executive has primary control.

Detail regarding the individual components of these formulas for fiscal year 2022, including a calculation of the payout percentages and description of the IPF component, follows below.

Key Executive Team Achievements

¾	Successfully completed the Separation and launched as an independent, publicly-traded company;

¾	Strengthened and built out the Company’s management teams, systems, compensation plans and public company infrastructure in advance of the Separation;

¾	Delivered strong financial results, finishing 2022 with core adjusted EBITDA of $417 million, or core adjusted earnings per share of $4.21;

¾	Generated strong cash flow, successfully navigating inflationary pressures and supply chain constraints to produce core adjusted free cash flow of $219 million;

¾

Completed the acquisiton of Ohio Medical, a global leader in oxygen regulators and central gas systems, creating a leading gas control equipment business with revenues of more than $400 million and significantly strengthening the Company’s presence in North America for medical oxygen regulators and central gas systems;

¾	Continued focus on improvements in safety performance, achieving an industry-leading total recordable incident rate of 0.49; and

¾	Sustained focus on innovation and new product development, resulting in the introduction of over 100 new products in 2022, including our game-changing Renegade VOLT battery-powered welding system.

38	2023 Proxy Statement

Bonus Calculation and Payment – Financial and Operational Metrics and 2022 Performance Results

Our 2022 financial targets for our executives were based on net sales, adjusted EBITDA, and working capital turns for the CFF. The targets were based upon ESAB’s operational and financial goals for full year 2022, and represented significant progress in each category toward the achievement of the Company’s long-term growth objectives and aligned with ESAB’s corporate budget.

The financial and operational performance measures and corresponding weights of these metrics for 2022 were as follows:

Measure	Weighting

Adjusted EBITDA(1)	50%

Net Sales (as adjusted)(2)	30%

Working Capital Turns(3)	20%

(1)

Adjusted EBITDA is measured by comparing Adjusted EBITDA excluding any unbudgeted 2022 acquisition to the 2022 Adjusted EBITDA targets at actual foreign exchange rates and is defined as U.S. GAAP net income from continuing operations plus net interest expense, income taxes and acquisition-amortization and other related charges, separation costs, restructuring costs per company policy, non-cash asset impairments including goodwill and intangibles, unbudgeted acquisition and divestiture costs, foreign currency exchange gains or losses arising from initial recognition of a highly inflationary currency, pension curtailment costs, effects from changes in U.S. GAAP or other unplanned or nonrecurring items that the Compensation and Human Capital Management Committee considers unusual and not representative of the underlying economic performance of the Company, with budgeted results for any divested/discontinued entities added to actual results in determining 2022 performance. 2022 Adjusted EBITDA also excludes Russia from April 2, 2022 to December 31, 2022.

(2)

Net sales is measured by U.S. GAAP sales excluding any sales from unbudgeted 2022 acquisitions, compared to 2022 budgeted sales at actual foreign exchange rates, with budgeted results for any divested/discontinued entities added to actual results in determining 2022 performance. 2022 Net Sales also excludes Russia from April 2, 2022 to December 31, 2022.

(3)	Working Capital Turns is based on average working capital amounts and annualized sales based on the last 3 months of the year.

Bonus Calculation – Target Bonus

The EIP target bonus percentages for each NEO before and after the Separation were determined by Enovis, and documented in a corresponding offer letter, prior to the Separation. We anticipate our Compensation and Human Capital Management Committee will annually review and approve EIP target bonus percentages for each NEO in alignment with our compensation philosophy and taking into consideration the Compensation and Human Capital Management Committee’s competitive marketplace review going forward.

The 2022 corporate performance goals and achievement for each are set forth below. Due to the material effects on our business associated with the war in Ukraine that started at the end of the first quarter of 2022 (and after the original goals were established), our Compensation and Human Capital Management Committee approved adjustments to each of the performance goals to exclude the results of the Company’s Russian business and related supply chain impacts of the war for the second, third and fourth quarters of 2022. These adjustments and the weighted average performance results for the 2022 CFF are shown below.

Measure	Weighting	Threshold	Target	Maximum	Achieved	CFF Based on Weighting

Net Sales (as adjusted)	30%	$2.16 billion	$2.40 billion	$2.64 billion	$2.46 billion	37%

Adjusted EBITDA	50%	$349 million	$388 million	$427 million	$414 million	84%

Working Capital Turns	20%	5.2	5.6	5.9	5.2	10%

Weighted aggregate CFF for 2022						131%

Bonuses for each of our NEOs, as calculated pursuant to the foregoing calculations, are set forth in the following table. These bonuses are also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below on page 49.

NEO	Base Salary		Target Bonus Percentage(1)		Target Bonus		CFF	Bonus before IPF application	Individual Performance Factor (IPF)		Executive Bonus Payment

Shyam P. Kambeyanda	$1,000,000	X	115%	=	$1,150,000	X	131%	$1,506,500	105%	=	$1,581,825

Kevin J. Johnson	$595,000	X	75%	=	$446,250	X	131%	$584,588	102%	=	$596,279

Olivier Biebuyck	$500,000	X	75%	=	$375,000	X	131%	$491,250	101%	=	$496,163

Michele Campion	$425,000	X	65%	=	$276,250	X	131%	$361,888	101%	=	$365,506

Curtis E. Jewell	$450,000	X	70%	=	$315,000	X	131%	$412,650	99%	=	$408,524

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Bonus Calculation – Individual Performance Factor

In addition to the target bonus percentages and financial and operational metrics discussed above, the third and final factor under our EIP is the IPF, as described above. The individual performance factors for each executive were determined after evaluating each NEO’s performance, including the collective achievements detailed on page 38 above.

Long-Term Incentives

The goal of our long-term incentive plan is to align the compensation of executives with the interests of stockholders by encouraging sustained long-term improvement in operational and financial performance and long-term increase in stockholder value. Long-term incentives also serve as retention instruments and provide equity-building opportunities for executives. Our annual equity awards generally consist of 50% performance-based RSUs (“PRSUs”), 25% stock options, and 25% time-based RSUs. The Compensation and Human Capital Management Committee believes this further aligns the long-term interests of management and stockholders and promotes increased equity ownership among our executive officers.

Pre-Separation Equity Awards

Prior to the Separation, in February 2022, the Enovis Compensation and Human Capital Management Committee determined the target grant date fair value and approved the grant of equity incentive awards for each of our NEOs who were then employed by Enovis. The Enovis Compensation and Human Capital Management Committee took into account that the ultimate, realized value of each award would depend substantially on, prior to the Separation, Enovis’ and, following the Separation, ESAB’s long-term performance.

The 2022 annual equity awards to our NEOs by Enovis prior to the Separation consisted of the following:

Executive Officer	Equity Award Type and Proportion

Shyam P. Kambeyanda	25% Stock Options 25% RSUs 50% PRSUs

Kevin J. Johnson	100% RSUs

Olivier Biebuyck	100% RSUs

Michele Campion	100% RSUs

Curtis E. Jewell	100% RSUs

Stock options and RSUs granted by Enovis would have vested in three equal annual installments beginning on the first anniversary of the grant date, subject to the executive’s continued employment on each applicable vesting date. Per the terms of the awards at the time of grant, Mr. Kambeyanda’s PRSUs would have cliff vested at the end of the three-year measurement period to the extent of Enovis’ achievement of the relative TSR performance metric based on the following payout scale:

	3-Year TSR Percentile Rank*	Resulting Shares Earned (% of target)

Below Threshold	<30th	0%

Threshold	30th	50%

Target	55th	100%

Maximum	80th	200%

*	Linear interpolation between threshold and target and target and maximum.

Treatment of Equity-Based Compensation Awards upon the Separation

In connection with the Separation, all Enovis equity awards held by our NEOs were adjusted using the following principles:

¾	For each award holder, the intent was to maintain the economic value of those awards before and after the distribution date.

¾

For our employees at the time of the Separation, including our NEOs, the awards were converted based on a “concentration” method solely into ESAB equity awards and denominated in shares of our common stock.

40	2023 Proxy Statement

Equity Adjustments for ESAB Associates

The following table provides additional information regarding the adjustments that were made to each type of outstanding ESAB equity award.

Type of Enovis Equity Award	Adjustment for ESAB Employees (including our NEOs)

Stock Options	Enovis stock options were converted into options to purchase ESAB common stock with comparable intrinsic value and vesting schedules.

RSUs	Enovis RSUs were converted into RSUs of comparable value related to ESAB common stock and vesting schedules.

PRSUs

Enovis PRSUs that were unvested and outstanding at the distribution date were either (i) earned at target if the performance period was less than fifty percent (50%) completed as of the distribution date or (ii) earned at the then current performance level (as of December 31, 2021) if the performance period was fifty percent (50%) or more complete as of that date; such awards were further equitably adjusted as necessary to reflect the distribution and do not fully vest until the end of the original performance period

At the time of the Separation, Mr. Kambeyanda had outstanding awards of stock options, RSUs and PRSUs. Our other NEOs had outstanding awards of stock options and RSUs. The number of shares subject to awards shown in the table titled “Outstanding Equity Awards at 2022 Fiscal Year-End” on page 52 reflects the adjustments in the “Equity Adjustments for ESAB Associates” table above.

Separation Related Equity Awards

Promotion Equity Grants

In connection with the Separation, our Compensation and Human Capital Management Committee approved the grant of a promotion equity award to each of our NEOs. The Committee based this award on its desire to more closely align each NEO’s compensation arrangements with the objectives of our overall compensation philosophy and business strategy and the compensation practices of comparable public companies as well as to reflect the increase in the scope of responsibilities of each NEO’s new role following the Separation. To effectuate this increase, our Compensation and Human Capital Management Committee approved an additional equity award to each NEO consisting of the following:

Form of Award	Percentage of Overall Grant	Key Terms

Stock Options	25%

¾ Ratable vesting on first, second and third anniversary of grant, subject to continued employment

¾ Exercise price of $49.40 (based on the trailing average price of ESAB’s common stock from April 5, 2022 through the date of grant)

RSUs	25%	¾ Ratable vesting on first, second and third anniversary of grant, subject to continued employment

PRSUs	50%	¾ Cliff vesting contingent on achievement of EBITDA percentage and free cash flow conversion improvement goals subject to a three-year performance period

The number of PRSUs earned by NEOs as part of the promotion equity grants will be determined upon the close of a three-year performance period ending December 31, 2024 based on the Company’s achievement of EBITDA and free cash flow conversion improvement goals.

The promotion equity grants to each NEO were as follows:

	Stock Options (#)	RSUs (#)	PRSUs(1)
Executive Officer			Threshold (#)	Target (#)	Maximum (#)

Shyam P. Kambeyanda	37,070	12,652	12,652	25,304	50,608

Kevin J. Johnson	15,907	5,429	5,429	10,858	21,716

Olivier Biebuyck	8,511	2,905	2,905	5,810	11,620

Michele Campion	7,196	2,456	2,456	4,912	9,824

Curtis E. Jewell	6,985	2,384	2,384	4,768	9,536

2023 Proxy Statement	41

(1)

Amounts represent potential shares issuable under performance-based restricted stock unit awards. The PRSUs may be earned at the end of the three-year performance period upon certification by the Compensation and Human Capital Management Committee of the performance level that has been met.

For additional information about the promotion equity grants, please refer to the “Grants of Plan-Based Awards of 2022” table on page 50.

Founders Equity Grants

Our Compensation and Human Capital Management Committee also approved a nonrecurring founders grant to each NEO. Each founders grant consisted solely of time based RSUs which ratably vest on the third, fourth and fifth anniversary of the date of grant. In designing the founders grants, the Compensation and Human Capital Management Committee sought to:

¾	Recognize each NEO’s contributions to the Separation and his or her integral role in building the foundation for ESAB as an independent public company;

¾	Retain each NEO following the Separation and incentivize each NEO to continue to work towards accomplishing the long-term goals of the Company;

¾	Reinforce the alignment of the interests of our NEOs with those of our stockholders.

The founders grants to each NEO were as follows:

Executive Officer	RSUs (#)

Shyam P. Kambeyanda	32,389

Kevin J. Johnson	10,840

Olivier Biebuyck	7,085

Michele Campion	5,506

Curtis E. Jewell	5,466

For additional information about the founders grants, please refer to the “Grants of Plan-Based Awards of 2022” table below.

Additional Compensation Information

Retention Payments

In March 2021, Enovis entered into a retention agreement with each of Messrs. Kambeyanda, Johnson, Biebuyck and Jewell and Ms. Campion. In entering into these retention agreements, Enovis wanted to retain and ensure the continued dedication of these executive officers, notwithstanding the anticipated Separation and the possibility of a change in control. Enovis believed that the officers should be compensated for their efforts in positioning us and Enovis for the possibility of these events. Pursuant to the terms of an employee matters agreement entered into at the time of the Separation, ESAB assumed Enovis’ obligations under the retention agreements following the Separation.

Under the retention agreements, a retention payment equal to the executive’s 2021 annual base salary plus his or her 2021 annual cash bonus plan amount (at target level) would be earned if (a) the Separation was not completed by December 31, 2022 and (b) the executive officer remained employed through December 31, 2022. However, if the executive officer was terminated without cause, separated by mutual consent, or died prior to December 31, 2022, he or she (or his or her estate, if applicable) would receive the retention payment.

In December 2021, the retention agreements with Messrs. Johnson, Biebuyck, and Jewell and Ms. Campion were amended to also provide that a retention payment may be earned if (a) the Separation was completed by December 31, 2022, and (b) the executive officer remains employed with ESAB through the twelve-month anniversary of the Separation. Under the terms of the retention agreement, the retention payment was made six months after the Separation, subject to certain claw-back provisions if the executive was subsequently terminated for cause or left without good reason prior to the twelve-month anniversary of the Separation.

42	2023 Proxy Statement

In October 2022, ESAB made the following retention payments to Messrs. Johnson, Biebuyck, and Jewell and Ms. Campion pursuant to the terms of their retention agreements:

Executive Officer	Retention Payment

Kevin J. Johnson	$ 380,000

Olivier Biebuyck	$ 322,500

Michele Campion	$ 324,450

Curtis E. Jewell	$ 281,250

Under the terms of his retention agreement, Mr. Kambeyanda received a grant of 17,422 RSUs from Enovis in March 2021. This grant vests ratably over a three-year period, subject to Mr. Kambeyanda remaining in service on the relevant vesting dates, except in certain qualifying terminations.

Prior to the Separation, the Enovis Compensation and Human Capital Management Committee determined that Mr. Kambeyanda would receive a supplemental retention equity grant in lieu of the cash retention payments made to our other NEOs. Following the Separation, the ESAB Compensation and Human Capital Management Committee approved a retention equity award to Mr. Kambeyanda designed to retain Mr. Kambeyanda to execute our strategies and operations following the Separation and to continue to guide the Company through its transition into being an independent public company. Mr. Kambeyanda received 22,773 time-based RSUs which ratably vest on the first, second and third anniversary of the date of grant.

Other Elements of Compensation – Retirement Plans and Perquisites

The Company does not maintain an active defined benefit pension plan and instead makes matching contributions to a tax-qualified 401(k) plan and Non-Qualified Deferred Compensation Plan. We established the Non-Qualified Deferred Compensation Plan, which provides participants the opportunity to defer a percentage of their compensation without regard to the compensation limits imposed by the Internal Revenue Code under our 401(k) plan, to allow our senior-level executives to contribute toward retirement on a tax-effective basis in a manner that is consistent with other ESAB employees who are not limited by the Internal Revenue Code limits. For additional details concerning the Non-Qualified Deferred Compensation Plan, please see the “Non-Qualified Deferred Compensation” table below and the accompanying narrative disclosure.

We generally provide minimal perquisites to our executive officers, including up to $10,000 per fiscal year for financial planning services (including taxes, estate planning and financial consulting) and up to $4,000 per fiscal year for an executive physical examination (including test results and consultation). We may also provide business-related items such as relocation assistance, taxes on which may be grossed up consistent with competitive market recruitment practices, and benefits provided in non-U.S. locations in accordance with local practice. In addition, pursuant to the terms of his employment agreement, Mr. Kambeyanda is entitled to personal use of a private aircraft chartered by the Company and/or personal financial planning services (or any combination thereof) in an aggregate amount not to exceed $80,000 in compensation income (i.e., imputed income under tax rules) for any calendar year.

Employment Agreements

Mr. Kambeyanda is party to an employment agreement with the Company. Mr. Kambeyanda’s employment agreement has an initial three-year term from the Separation, subject to automatic one-year term extensions thereafter, unless the Company or Mr. Kambeyanda provides written notice in advance to terminate the automatic extension provision. Mr. Kambeyanda’s employment agreement sets forth his initial annual base salary of $1,000,000 and initial target annual bonus of 115% of his base salary. Under the terms of his employment agreement, Mr. Kambeyanda is also eligible for a long-term incentive award in 2022 with a target grant date fair value of $4,000,000 (less the value of any equity award granted by Enovis during 2022 prior to the Separation). Mr. Kambeyanda’s agreement also provides severance benefits.

Each of our NEOs other than Mr. Kambeyanda is party to a letter agreement with the Company which sets forth his or her starting salary and initial target bonus. The offer letters do not provide for severance; however, each of our NEOs is eligible for our Executive Officer Severance Plan.

In addition, each of our NEOs is party to a change in control agreement with the Company. Under the change in control agreements, severance payable upon a change in control is only received upon the executive officer’s termination without cause or resignation for good reason within two years following, or the three months preceding, a change in control of the Company. The change in control agreements are designed to retain these executive officers and ensure their continued dedication to the Company and its stockholders notwithstanding a possible change in control.

2023 Proxy Statement	43

Additional details regarding the material terms of these agreements and the material terms and eligibility requirements for the Executive Officer Severance Plan are summarized under “Potential Payments Upon Termination or Change in Control” on page 55.

Stock Ownership Policy and Stock Holding Requirements

Our stock ownership policy further aligns the long-term financial interests of Company executives with those of our stockholders while also serving as a risk mitigation tool. Each employee at the level of vice president or higher must retain at least one-half of vested equity awards, less shares withheld or sold for tax withholding obligations, until the individual has accumulated shares of our common stock or other qualifying forms of equity having the value described below. The ownership value thresholds are as follows:

Leadership Position	Value of Shares

President and CEO	6x base salary

EVP/SVP	3x base salary

VP	1x base salary

CEO Recommendations

During 2023, Mr. Kambeyanda provided recommendations to the Compensation and Human Capital Management Committee with respect to the compensation levels for our executive officers, other than for himself. These recommendations were based on his assessment of the executive officer’s relative experience, overall performance, and impact on the achievement of our financial and operational goals and strategic objectives, combined with perspective from the competitive review data. While the Compensation and Human Capital Management Committee took Mr. Kambeyanda’s recommendations under advisement, it independently evaluated the pay recommendations for each executive officer and made all final compensation decisions in accordance with its responsibilities as set forth in the Compensation and Human Capital Management Committee Charter.

Role of Compensation Consultants and Peer Data Review

Our Compensation and Human Capital Management Committee also obtains perspective from competitive data reviewed by FW Cook, the independent advisor to the Compensation and Human Capital Management Committee on matters of executive compensation.

In anticipation of the Separation, in October 2021, Enovis’ Compensation and Human Capital Management Committee worked with FW Cook to develop a peer group of companies (the “peer companies”) for purposes of assessing competitive practices. Our Compensation and Human Capital Management Committee intends to annually review compensation data for the peer group derived from publicly filed proxy statements and available compensation survey data. The peer group referenced in 2022 was as follows:

ESAB Peer Group

Altra Industrial Motion Corp.	IDEX Corporation	Pentair plc

AMETEK, Inc.	ITT Inc.	Regal Rexnord Corporation

Barnes Group Inc.	Hillenbrand, Inc.	Snap-on Incorporated

Crane Co.	Kennametal Inc.	SPX Technologies, Inc.

Flowserve Corporation	Lincoln Electric Holdings, Inc.	The Timken Company

Hubbell Incorporated	Nordson Corporation	Xylem Inc.

Competitive review data drawn from this group was utilized by the Enovis Compensation and Human Capital Management Committee as one of many reference points to assist in its compensation decisions, and for certain NEOs, competitive review data drawn from this group was used to “benchmark” the amount of compensation paid to such NEOs.

Following the Separation and in preparation for establishing compensation for 2023, our Compensation and Human Capital Management Committee reviewed the list of peer companies and decided to remove AMETEK, Inc. given the relative size and market capitalization of the company. The group of peer companies otherwise remained unchanged. The Compensation and Human Capital Management Committee intends to annually review the list of peer companies previously recommended by FW Cook to confirm that such continues to reflect the peers used by financial analysts and governance advisors covering ESAB and to represent our growth trajectory, revenue, market capitalization and overall scope and nature of operations.

44	2023 Proxy Statement

Independence of Compensation Consultant

In March 2023, the Compensation and Human Capital Management Committee considered the independence of FW Cook in light of the SEC rules regarding conflicts of interest involving compensation consultants and NYSE listing standards regarding compensation consultant independence. The Compensation and Human Capital Management Committee requested and received a letter from FW Cook addressing conflicts of interest and independence, including specific factors enumerated in both relevant SEC rules and NYSE listing standards. The Compensation and Human Capital Management Committee discussed and considered these factors, and other factors it deemed relevant, and concluded that FW Cook is independent and that its work during 2022 did not raise any conflict of interest.

Compensation Program and Risk

As part of our continued appraisal of our compensation program, management, with oversight from the Compensation and Human Capital Management Committee, annually reviews our compensation policies and practices and the design of our overall compensation program in relation to our risk management practices and any potential risk-taking incentives. This assessment includes a review of the primary elements of our compensation program in light of potential risks:

Compensation Program Risk Considerations

Pay Mix

¾ Compensation program includes an appropriate mix of short- and long-term incentives, which mitigate the risk of undue focus on short-term targets while rewarding performance in areas that are key to our long-term success.

¾ Base salaries are set at competitive levels to promote stability and provide a component of compensation that is not at risk.

Performance Metrics and Goals

¾ Distinct performance metrics are used in both our short-term (EIP) and long-term incentive plans.

¾ Our EIP is designed with a payout scale (including a maximum cap) that supports our pay-for-performance philosophy, as set forth on page 38.

Long-Term Incentives

¾ The equity grant portion of our compensation program, combined with our stock ownership guidelines and stock holding requirements, is designed to align the long-term interests of our executives with those of our stockholders.

We have controls and other policies in place that serve to limit excessive risk-taking behavior within our compensation program, including, but not limited to, the following:

Compensation Risk Mitigation Components

Compliance Risk Mitigation

¾ Oversight of our compensation processes and procedures by the Compensation and Human Capital Management Committee, each member of which has been determined by the Board to be independent under applicable SEC rules and NYSE listing standards;

¾ Internal controls over our financial reporting, which are maintained by management and reviewed as a part of our internal audit process and further reviewed and tested by our external auditors, as overseen by the Audit Committee; and

¾ Audit Committee oversight and review of financial results and non-GAAP metrics used in certain components of our EIP and long-term incentives.

Personnel Risk Mitigation	¾ Implementation of and training on Company-wide standards of conduct, as described on page 22 under “Standards of Conduct.”

Risk Mitigation Policies

¾ Provisions in the Company’s insider trading policy prohibiting short-term or speculative transactions in the Company’s securities, including hedging transactions that would allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities;

¾ A policy prohibiting pledging of Company shares after the Separation; and

¾ A clawback policy applicable to all executive officers.

The Compensation and Human Capital Management Committee reviews with management the results of its assessment annually. Based on its most recent review, the Compensation and Human Capital Management Committee concluded that the risks arising from Company compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

2023 Proxy Statement	45

Additionally, the Compensation and Human Capital Management Committee also reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention.

Hedging Ban

Any director, officer or employee of the Company is prohibited from engaging in short-term or speculative transactions in the Company’s securities, including short sales, hedging or monetization transactions and transactions in publicly-traded options on Company’s securities, such as puts, calls and other derivatives.

Pledging Policy

Our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of ESAB common stock that he or she directly or indirectly owns and controls (other than shares already pledged as of April 4, 2022). Any shares of ESAB common stock that were pledged on or prior to April 4, 2022 do not count toward meeting our stock ownership requirements.

Clawback Policy

The Board has adopted a clawback policy applicable to our executive officers. Under the policy, in the event the Company is required to restate its financial results due to material non-compliance with any financial reporting requirement under the securities laws as generally applied, the Board will review all bonus payments made, including payments under our ESAB Incentive Plan, and all performance-based equity compensation that was earned or vested on the basis of having met or exceeded financial results during the three years prior to the date that the Company determines such restatement is required.

If the Board determines that such payments or the amount of awards earned/vested would have been lower had they been determined or calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of the Company the value of such excess payments made to and/or equity awards earned by executive officers. The Board maintains discretion, to the extent permitted under applicable law, not to seek such recoupments if the Board determines, in the exercise of its fiduciary duties, that under the specific circumstances it would not be appropriate to seek to recover such amounts. The Company may effect such recoupment by requiring executive officers to pay such amount(s) to the Company, by set-off, by reducing future compensation, or by any other means or combination of means as the Board determines to be appropriate to the extent permitted by applicable law.

The Board intends to update or supplement our clawback policy as necessary to comply with listing standards to be adopted by the New York Stock Exchange implementing the SEC’s recently finalized Exchange Act Rule 10-D-1.

Equity Grant Practice

The Compensation and Human Capital Management Committee has the authority to grant equity awards. The Company does not time the grant of equity awards around material, non-public information. Grant dates are determined either as of the date of Compensation and Human Capital Management Committee approval or on the date of a specific event, such as the date of hire or promotion, for certain executive officers. The target grant value is translated into a number of shares underlying each grant using a valuation formula that, for PRSUs and RSUs, incorporates a 20-day trailing average closing price up to and including the grant date, to avoid the potential volatility impact of using a single-day closing price.

The Compensation and Human Capital Management Committee has delegated authority to our CEO and Chief Human Resources Officer for non-annual grants of equity awards to associates who are non-executive officers. During 2022, the aggregate grant date value of such equity awards was capped at $2,500,000 during the fiscal year period. Such awards are subject to further restrictions on individual size, and awards must be made pursuant to the terms of award agreement forms previously approved by the Board or the Compensation and Human Capital Management Committee. The effective grant date of these awards is on the first trading day on or after the date of hire or promotion for newly hired employees following review and approval by the CEO or Chief Human Resources Officer, as applicable. The Compensation and Human Capital Management Committee receives a report of any grants made pursuant to this delegated authority at each regularly scheduled Committee meeting.

Rule 10b5-1 Trading Plans by Executive Officers

From time to time, certain of our executive officers have adopted written stock trading plans in accordance with Rule 10b5-1 under the Exchange Act and our insider trading policy. A Rule 10b5-1 Trading Plan is a written document that pre-establishes the amount (or

46	2023 Proxy Statement

ratio), prices, and dates (or range of possible dates) of future purchases or sales of our common stock. These plans are entered into during an open window period in accordance with the terms of our insider trading policy. Our executive officers have historically (including prior to the Separation) entered into such plans (i) to sell the percentage of vested shares necessary to satisfy applicable tax withholding obligations upon the vesting and delivery of PRSUs and RSUs, or (ii) to exercise options that are approaching the end of their term. However, as of the date of this proxy, no NEO has an active Rule 10b5-1 Trading Plan.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally imposes a $1 million cap on the federal income tax deduction for compensation paid to our “covered employees” (which includes our NEOs) during any fiscal year. While the Compensation and Human Capital Management Committee considers the deductibility of awards as one factor in determining executive compensation, the committee also looks at other factors in making its decisions, and, in the exercise of its business judgment and in accordance with its compensation philosophy, the Compensation and Human Capital Management Committee retains the flexibility to award compensation even if the compensation is not deductible by us for tax purposes, and to modify compensation that was initially intended to be tax deductible if it determines such modifications are consistent with our business needs.

Accounting for Stock-Based Compensation

The Compensation and Human Capital Management Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. We follow ASC Topic 718 for our stock-based compensation awards which requires us to measure the compensation expense for all share-based payment awards based on the grant date “fair value” of these awards.

2023 Proxy Statement	47

∎	COMPENSATION COMMITTEE REPORT

The Compensation and Human Capital Management Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts and discussing the drafts with management. Based on its review and discussions with management, the Compensation and Human Capital Management Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2023 Proxy Statement and in the Company’s Annual Report on Form 10-K for 2022 by reference to the Proxy Statement.

Compensation and Human Capital Management Committee of the Board of Directors

Rhonda L. Jordan, Chair
Stephanie M. Phillipps
Rajiv Vinnakota

48	2023 Proxy Statement

∎	EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table and notes show all compensation paid to or earned by each of our NEOs for 2020, 2021 and 2022 under Enovis’ compensation programs and plans prior to the Separation and for 2022 under our compensation programs and plans on and after the Separation.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)(6)	Total ($)

Shyam P. Kambeyanda	2022	925,000	—	5,536,310	1,000,016	1,581,825	—	273,842	9,508,798

President and Chief Executive Officer	2021	681,250	130,000	2,130,747	374,994	811,440	—	79,368	4,207,799
	2020	575,521	130,000	1,150,592	374,996	375,000	—	24,737	2,630,846

Kevin J. Johnson	2022	541,250	380,000	1,550,903	268,192	596,279	—	172,124	3,564,629

Executive Vice President, Chief Financial Officer	2021	377,564	—	149,460	133,005	400,622	—	227,399	1,288,050
	2020	348,900	—	218,298	109,995	148,500	—	65,591	891,284

Olivier Biebuyck	2022	482,500	322,500	1,049,756	143,495	496,163	—	69,494	2,596,456

President, EMEA	2021	430,000	—	169,131	150,501	437,697	—	37,357	1,224,686
	2020	357,008	—	241,842	132,990	160,220	—	36,457	928,517

Michele Campion	2022	399,863	324,450	804,617	121,325	365,506	—	40,588	2,082,868

Senior Vice President, Chief Human Resource Officer	2021	322,088	—	106,212	94,507	263,454	—	12,847	535,654
	2020	94,261	—	239,442	94,505	75,000	—	4,955	508,164

Curtis E. Jewell	2022	422,475	281,250	801,799	117,767	408,524	—	46,191	2,103,999

Senior Vice President, General Counsel	2021	337,425	—	111,242	99,003	246,428	—	29,607	823,705
	2020	309,375	—	180,626	98,993	136,130	—	27,822	752,946

(1)

In April 2022, Messrs. Kambeyanda, Johnson, Biebuyck, and Jewell and Ms. Campion received salary adjustments in conjunction with their appointments as executive officers of the Company immediately following the Separation. In light of the impact of COVID-19 on Enovis’ business in 2020, Mr. Kambeyanda voluntarily took a 20% reduction to his base salary during the second quarter of 2020, a 15% reduction in July 2020, and a 10% reduction to his base salary during the remainder of the third quarter of 2020. Similarly, Messrs. Johnson, Biebuyck, and Jewell voluntarily took a 15% reduction to their base salaries during the second quarter of 2020 and a 10% reduction to their base salaries during the third quarter of 2020. Their base salaries were returned to 100% at the beginning of the fourth quarter of 2020. Ms. Campion’s base salary compensation reflects partial year earnings in 2020 due to her hire date of September 14, 2020.

(2)

For Messrs. Johnson, Biebuyck, and Jewell and Ms. Campion, the amounts for 2022 represent retention bonuses in connection with the successful Separation of the Company from Enovis. For Mr. Kambeyanda, the amounts for 2020 and 2021 represent the fourth and fifth of five installment payments of his cash signing bonus.

(3)

Amounts represent the aggregate grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. See Note 18 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2023. See “Long-Term Incentives” above on page 40. Assuming the maximum achievement of the performance goals applicable to the PRSUs, the grant date value of the PRSUs granted to the NEOs in 2022 would have been $2,400,000, $1,000,000, $574,000, $451,000 and $465,000 for Messrs. Kambeyanda, Johnson, Biebuyck, and Jewell and Ms. Campion, respectively.

(4)

Amounts represent the aggregate grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. See Note 18 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2023. For 2022 grants, options were valued by the Black Scholes-based option value based on the closing price of our common stock on the date of grant. The exercise price for stock option awards equals the closing price of our common stock on the date of grant. See “Long-Term Incentives” above on page 40. In connection with the Separation, options held by the NEOs to purchase Enovis common stock were converted into options of comparable value to purchase ESAB common stock.

(5)

Amounts represent the payouts pursuant to our EIP. For a discussion of the performance metrics on which the 2022 EIP was based, including the weighting for each performance metric and the actual percentage achievement of the financial performance targets, see “Annual Incentive Plan” above on page 38.

2023 Proxy Statement	49

(6)	Amounts set forth in this column for 2022 consist of the following:

Name	Company 401(k)/Deferred Compensation Plan Match and Contribution ($)(a)	Financial Services ($)(b)	Aircraft Usage ($)(c)	Long-Term Disability Premiums ($)(d)	Group Term Life Insurance ($)(e)	Expatriate Tax Adjustment ($)(f)	Executive Physical($)(g)	Total ($)

Mr. Kambeyanda	18,300	22,600	221,094	5,549	2,760	—	3,540	273,842

Mr. Johnson	59,250	4,709	—	5,706	936	101,524	—	172,124

Mr. Biebuyck	55,212	5,977	—	6,663	1,642	—	—	69,494

Ms. Campion	24,275	10,000	—	5,526	787	—	—	40,588

Mr. Jewell	39,863	1,150	—	4,626	552	—	—	46,191

(a)

Amounts represent the aggregate company match and company contribution made by ESAB during 2022 to such NEO’s 401(k) plan account and Non-Qualified Deferred Compensation Plan account. See the Nonqualified Deferred Compensation table and accompanying narrative for additional information on the Non-Qualified Deferred Compensation Plan. Amounts reflected for Mr. Johnson and Ms. Campion include $2,736.92 and $5,975 respectively as true-up to provide full annual Company match.

(b)

Amount represents amounts for financial planning services as reimbursed by the company during 2022. Amount for Mr. Kambeyanda includes financial planning services received prior to the Separation as part of Enovis’ compensation program for executive officers.

(c)

Amount represents Company expenses incurred for private plane usage in 2022. The Company is billed directly for the charter flight services used for Mr. Kambeyanda’s personal travel. The imputed income to Mr. Kambeyanda for these flights as calculated under the tax rules was $21,863, based on the SIFL rates promulgated by the Internal Revenue Service. The Company does not gross-up or make whole Mr. Kambeyanda for the income imputed to his personal use of chartered flights.

(d)	Amount represents premiums for group long-term and executive supplemental long-term disability insurance and disability income protection.

(e)	Amount represents the imputed income of a life insurance benefit equal to 1.5 times salary, capped at $1,125,000 for each NEO.

(f)	Amount represents the value of tax equalization benefits provided to Mr. Johnson as part of his employment arrangement with Enovis. The Company discontinued this benefit after 2021.

(g)	Amount represents the value of an executive physical provided to Mr. Kambeyanda prior to the Separation as part of Enovis’ compensation program for executive officers.

Grants of Plan-Based Awards for 2022

The following table sets forth certain information regarding grants of plan-based awards to our NEOs in 2022 under Enovis’ compensation programs and plans prior to the Separation and under our compensation programs and plans following the Separation. The award types, share numbers and exercise prices of the 2022 pre-Separation grants have been updated to reflect the effect of the Separation. See “Compensation Discussion and Analysis—Elements of our 2022 Executive Compensation Program—Long-Term Incentives” for a discussion of the effect of the Separation on outstanding awards.

50	2023 Proxy Statement

The table includes the one-time founders, promotion and retention equity awards issued to our NEOs in 2022 in connection with the Separation. However, the table does not include equity awards issued to our NEOs solely to replace Enovis equity awards granted prior to 2022 that were outstanding at the time of the Separation in accordance with the Employee Matters Agreement. Details regarding these awards can be found in the Outstanding Equity Awards at 2022 Fiscal Year-End table.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of shares of stock or units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Shyam P. Kambeyanda	ESAB Incentive Plan	—	530,411	1,060,822	2,652,055	—	—	—	—	—	—	—
	PRSUs	5/12/2022	—	—	—	12,652	25,304	50,608	—	—	—	1,250,018
	RSUs	5/12/2022	—	—	—	—	—	—	67,814	—		3,350,012
	RSUs	2/17/2022	—	—	—	—	—	—	21,711	—		1,128,104
	Stock Options	5/12/2022	—	—	—	—	—	—	—	37,070	47.34	625,000
	Stock Options	2/17/2022	—	—	—	—	—	—	—	19,153	51.96	374,998

Kevin J. Johnson	ESAB Incentive Plan	—	215,545	431,090	1,077,725	—	—	—	—	—	—	—
	PRSUs	5/12/2022	—	—	—	5,429	10,858	21,716	—	—	—	536,385
	RSUs	5/12/2022	—	—	—	—	—	—	16,269	—	—	803,689
	RSUs	2/17/2022	—	—	—	—	—	—	5,133	—	—	266,711
	Stock Options	5/12/2022	—	—	—	—	—	—	—	15,907	47.34	268,192

Olivier Biebuyck	ESAB Incentive Plan	—	181,131	362,261	905,653	—	—	—	—	—	—	—
	PRSUs	5/12/2022	—	—	—	2,905	5,810	11,620		—	—	287,014
	RSUs	5/12/2022	—	—	—	—	—	—	9,990	—	—	493,506
	RSUs	2/17/2022	—	—	—	—	—	—	5,808	—	—	301,784
	Stock Options	5/12/2022	—	—	—	—	—	—	—	8,511	47.34	143,495

Michele Campion	ESAB Incentive Plan	—	130,004	260,007	650,018	—	—	—	—	—	—	—
	PRSUs	5/12/2022	—	—	—	2,456	4,912	9,824	—	—	—	242,653
	RSUs	5/12/2022	—	—	—	—	—	—	7,962	—	—	393,323
	RSUs	2/17/2022	—	—	—	—	—	—	3,756	—	—	195,162
	Stock Options	5/12/2022	—	—	—	—	—	—	—	7,196	47.34	121,325

Curtis E. Jewell	ESAB Incentive Plan	—	146,034	292,068	730,170	—	—	—	—	—	—	—
	PRSUs	5/12/2022	—	—	—	2,384	4,768	9,536	—	—	—	235,539
	RSUs	5/12/2022	—	—	—	—	—	—	7,850	—	—	387,790
	RSUs	2/17/2022	—	—	—	—	—	—	3,935	—	—	204,463
	Stock Options	5/12/2022	—	—	—	—	—	—	—	6,985	47.34	117,767

(1)

Amounts represent potential payouts under the ESAB Incentive Plan. The target payout values for 2022 are prorated to reflect their pre-Separation and post-Separation target values. Threshold estimated possible payouts reflect 50%, target estimated possible payouts at 100%, and maximum estimated possible payouts incorporate the 250% maximum payout cap under the EIP. For a discussion of the performance metrics and actual results and payouts under the EIP for fiscal 2022, see the Compensation Discussion and Analysis and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above, respectively.

(2)

Amounts represent potential shares issuable under performance-based restricted stock unit awards. The PRSUs may be earned at the end of the performance period upon certification by the Compensation and Human Capital Management Committee based on the performance level that has been met. The PRSUs cliff vest at the end of the three-year performance period, if earned. Once vested, at least 50% of the shares delivered pursuant to the PRSUs (net of shares withheld for taxes) must be held for an additional one-year period. For Mr. Kambeyanda, this total does not include PRSUs granted on February 17, 2022 as they were converted upon Separation to time-based RSUs. See footnote (5) below.

(3)

Amounts represent annual and retention awards of restricted stock units. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date. For all NEOs, the quantity of RSUs granted on February 17, 2022 were converted upon the Separation to maintain the economic value of the awards before and after the Separation date. For Mr. Kambeyanda, total also includes PRSUs issued on February 17, 2022 that were converted upon Separation to time-based RSUs.

(4)

Amounts represent stock option awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service. For Mr. Kambeyanda, quantity and grant FMV of stock options issued on February 17, 2022 were converted upon Separation to maintain the economic value of the awards before and after the Separation date.

(5)

The amounts shown in this column represent the full grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. For the PRSU and RSU awards granted on May 12, 2022, the grant date fair value is calculated using a fair market value of $47.34. For stock options granted on May 12, 2022, the Black-Scholes value of $16.86 was used to calculate the grant date fair value. The stock prices used to calculate the grant date fair value of the grants issued on February 17, 2022 were converted upon Separation to maintain the economic value before and after the Separation date, specifically (i) $51.96 for the PRSUs and RSUs and (ii) a Black-Scholes value of $19.58 for stock options. The PRSUs granted to Mr. Kambeyanda on February 17, 2022 were converted to RSUs upon the Separation. The PRSUs granted to all NEOs on May 12, 2022 are valued based upon the probable outcome of the performance conditions associated with these awards as of the grant date and such calculation is consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

2023 Proxy Statement	51

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table shows, as of December 31, 2022, the number of outstanding stock options, PRSU awards and RSU awards held by our NEOs. The information set forth below with respect to outstanding equity awards granted prior to April 4, 2022 reflects the conversion of such awards in the Separation.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Shyam P. Kambeyanda	—	37,070	47.34	5/11/2029	—	—	—	—

	—	19,153	51.96	2/16/2029	—	—	—	—

	6,180	12,359	55.96	2/21/2028	—	—	—	—

	16,593	8,295	46.94	2/23/2027	—	—	—	—

	59,404	—	33.49	2/24/2026	—	—	—	—

	46,562	—	41.63	3/7/2025	—	—	—	—

	33,800	—	50.43	2/12/2024	—	—	—	—

	—	—	—	—	92,111	4,321,848	—	—

	—	—	—	—	—	—	66,275	3,109,623

Kevin J. Johnson	—	15,907	47.34	5/11/2029	—	—	—	—

	2,192	4,383	55.96	2/21/2028	—	—	—	—

	4,866	2,434	46.94	2/23/2027	—	—	—	—

	9,139	—	33.49	2/24/2026	—	—	—	—

	5,044	—	41.63	3/7/2025	—	—	—	—

	3,582	—	50.43	2/12/2024	—	—	—	—

	2,199	—	31.09	2/14/2023	—	—	—	—

	—	—	—	—	24,891	1,167,886	—	—

	—	—	—	—	—	—	10,858	509,457

Olivier Biebuyck	—	8,511	47.34	5/11/2029	—	—	—	—

	2,481	4,959	55.96	2/21/2028	—	—	—	—

	5,884	2,942	46.94	2/23/2027	—	—	—	—

	3,809	—	33.49	2/24/2026	—	—	—	—

	7,182	—	51.68	5/31/2024	—	—	—	—

	—	—	—	—	19,689	923,808	—	—

	—	—	—	—	—	—	5,810	272,605

Michele Campion		7,196	47.34	5/11/2029	—	—	—	—

	1,558	3,114	55.96	2/21/2028	—	—	—	—

	3,909	1,955	41.79	9/13/2027	—	—	—	—

	—	—	—		14,890	698,639	—	—

							4,912	230,471

Curtis E. Jewell	—	6,985	47.34	5/11/2029	—	—	—	—

	1,632	3,262	55.96	2/21/2028	—	—	—	—

	4,379	2,191	46.94	2/23/2027	—	—	—	—

	3,960	—	33.49	2/24/2026	—	—	—	—

	5,044	—	41.63	3/7/2025	—	—	—	—

	4,224	—	50.43	2/12/2024	—	—	—	—

	—	—	—	—	14,511	680,856	—	—

	—	—	—	—	—	—	4,768	223,715

(1)

The vesting date of unvested stock option awards is set forth beside each option expiration date in the following chart. Note that the vesting date provided reflects when the options fully vest. Stock option awards vest ratably over three years beginning on the first anniversary of the grant date.

52	2023 Proxy Statement

Option Grant Date	Option Expiration Date	Option Full Vesting Date (options vest over three year period except as noted above)

5/12/2022	5/11/2029	5/12/2025

4/5/2022	2/16/2029	2/17/2025

4/5/2022	2/21/2028	2/22/2024

4/5/2022	2/23/2027	2/24/2023

4/5/2022	2/24/2026	4/5/2022

4/5/2022	3/7/2025	4/5/2022

4/5/2022	2/12/2024	4/5/2022

4/5/2022	2/14/2023	4/5/2022

(2)

For Mr. Kambeyanda the amounts represent (i) 22,773 RSUs awarded as a retention grant on May 12, 2022 that vest ratably over three years, beginning on May 12, 2023, (ii) 12,652 RSUs awarded as a promotion grant on May 12, 2022 that vest ratably over three years, beginning on May 12, 2023, (iii) 32,389 RSUs awarded as a founders grant on May 12, 2022 that vest ratably over three years, beginning on May 12, 2025, (iv) 7,237 RSUs awarded on February 17, 2022 that vest ratably over three years, beginning on February 17, 2023, (v) 5,019 RSUs awarded on February 22, 2021 that vest ratably over three years, beginning on February 22, 2022, (vi) 9,319 RSUs awarded as a retention grant on March 5, 2021 that vest ratably over three years, beginning on March 5, 2022 and (vii) 2,722 RSUs awarded on February 24, 2020 that vest ratably over 3 years, beginning on February 24, 2021. For Mr. Johnson the amounts represent (i) 5,429 RSUs awarded as a promotion grant on May 12, 2022 that vest ratably over three years, beginning on May 12, 2023, (ii) 10,840 RSUs awarded as a founders grant on May 12, 2022 that vest ratably over three years, beginning on May 12, 2025, (iii) 5,133 RSUs awarded on February 17, 2022 that vest ratably over three years, beginning on February 17, 2023, (iv) 1,779 RSUs awarded on February 22, 2021 that vest ratably over three years, beginning on February 22, 2022, (v) 912 RSUs awarded as a retention grant on July 25, 2020 that vest ratably over three years, beginning on July 25, 2021 and (vi) 798 RSUs awarded on February 24, 2020 that vest ratably over 3 years, beginning on February 24, 2021. For Mr. Biebuyck the amounts represent (i) 2,905 RSUs awarded as a promotion grant on May 12, 2022 that vest ratably over three years, beginning on May 12, 2023, (ii) 7,085 RSUs awarded as a founders grant on May 12, 2022 that vest ratably over three years, beginning on May 12, 2025 (iii) 5,808 RSUs awarded on February 17, 2022 that vest ratably over three years, beginning on February 17, 2023, (iv) 2,014 RSUs awarded on February 22, 2021 that vest ratably over three years, beginning on February 22, 2022, (v) 912 RSUs awarded as a retention grant on July 25, 2020 that vest ratably over three years, beginning on July 25, 2021 and (vi) 965 RSUs awarded on February 24, 2020 that vest ratably over 3 years, beginning on February 24, 2021. For Mr. Jewell the amounts represent (i) 2,384 RSUs awarded as a promotion grant on May 12, 2022 that vest ratably over three years, beginning on May 12, 2023, (ii) 5,466 RSUs awarded as a founders grant on May 12, 2022 that vest ratably over three years, beginning on May 12, 2025, (iii) 3,935 RSUs awarded on February 17, 2022 that vest ratably over three years, beginning on February 17, 2023, (iv) 1,324 RSUs awarded on February 22, 2021 that vest ratably over three years, beginning on February 22, 2022, (v) 684 RSUs awarded as a retention grant on July 25, 2020 that vest ratably over three years, beginning on July 25, 2021 and (vi) 718 RSUs awarded on February 24, 2020 that vest ratably over 3 years, beginning on February 24, 2021. For Ms. Campion the amounts represent (i) 2,456 RSUs awarded as a promotion grant on May 12, 2022 that vest ratably over three years, beginning on May 12, 2023, (ii) 5,506 RSUs awarded as a founders grant on May 12, 2022 that vest ratably over three years, beginning on May 12, 2025, (iii) 3,756 RSUs awarded on February 17, 2022 that vest ratably over three years, beginning on February 17, 2023, (iv) 1,264 RSUs awarded on February 22, 2021 that vest ratably over three years, beginning on February 22, 2022, (v) 1,155 RSUs awarded as a new hire grant on September 14, 2020 that vest ratably over three years, beginning on September 14, 2021 and (vi) 753 RSUs awarded on September 14, 2020 that vest ratably over 3 years, beginning on September 14, 2021.

(3)

The amounts shown in this column represent the market value of the unvested restricted stock units based on the closing price of ESAB’s common stock on December 30, 2022, which was $46.92 per share, multiplied by the number of units, respectively, for each unvested award.

(4)

The amounts shown in this column reflect unearned PRSUs as of December 31, 2022. If earned, these PRSUs are then subject to an additional service-based vesting period. The amounts shown in this column reflect awards made in 2022 and show the target amount of PRSUs that may be earned at the end of the performance period upon certification by the ESAB Compensation and Human Capital Management Committee. The amounts would cliff vest at the end of the three-year performance period, if earned. The PRSUs granted in 2022 are reported at target performance. These amounts are reflected in the “Grants of Plan-Based Awards for 2022” table above under the column “Estimated Future Payouts Under Equity Incentive Plan Awards”.

(5)

The amounts shown in this column represent the market value of the unearned PRSUs based on the closing price of ESAB’s common stock on December 30, 2022, which was $46.92 per share, multiplied by the threshold number of units, respectively, for each unvested and unearned performance stock award.

2023 Proxy Statement	53

Option Exercises and Stock Vested

The following table provides information regarding the vesting of earned PRSUs and RSUs. No stock options were exercised during 2022 by the NEOs. The number of shares acquired upon exercise or vesting of certain PRSUs and RSUs and the value realized before payment of any taxes and broker commissions is reflected below. Value realized represents the product of the number of shares received upon exercise or vesting, as applicable, and the closing market price of our common stock on the exercise or vesting date, less the exercise price for options.

Option Exercises and Stock Vested During Fiscal 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Shyam P. Kambeyanda	—	—	3,930	187,815

Kevin J. Johnson	—	—	911	37,870

Olivier Biebuyck	—	—	1,402	59,769

Michele Campion	—	—	1,909	74,928

Curtis E. Jewell	—	—	683	28,392

Nonqualified Deferred Compensation

Effective January 1, 2022, ESAB established The ESAB Group, Inc. Nonqualified Deferred Compensation Plan (the “ESAB NQDC Plan”) to provide certain select members of management and other highly compensated employees with an opportunity to defer a stated percentage of their base compensation or their bonus compensation without regard to the compensation limits imposed by the Internal Revenue Code for ESAB’s 401(k) plan.

The ESAB NQDC Plan allows participants to defer up to 50% of their base salaries and up to 75% of their bonus compensation. In addition, ESAB may match all excess deferrals by participants and/or provide a company contribution. Participants vest in these company contributions as determined by ESAB. Deferrals under the ESAB NQDC Plan are notionally invested among a number of different mutual funds, insurance company separate accounts, indexed rates or other measurement funds, which are selected periodically by the plan administrator. Each participant can allocate his or her deferrals among these notional fund investment options and may change elections by making a change of election with the plan administrator.

Simultaneously with the participant’s election to defer amounts under the ESAB NQDC Plan, the participant must elect the time and form of payment for the deferred amounts, which may generally be either a lump sum distribution or in quarterly installments payable over a period of two to ten years following a specified date (that must be at least one year following the end of the year to which the participant’s deferral election relates) or at least six months following the participant’s separation from service. Limited changes to deferral elections are permitted in accordance with the terms of the ESAB NQDC Plan.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Shyam P. Kambeyanda	—	—	22,528	—	466,195

Kevin J. Johnson	247,128	38,213	25,724	—	1,138,146

Olivier Biebuyck	58,625	36,912	15,046	—	400,019

Michele Campion	—	—	—	—	—

Curtis E. Jewell	14,284	21,563	2,654	—	108,243

(1)	With respect to each applicable NEO, amounts represent deferred salary and deferred bonus amounts that are reported in the Summary Compensation Table above under the applicable column.

(2)	All amounts reported in this column for each applicable NEO are reported in the “All Other Compensation” column of the Summary Compensation Table above.

(3)	No amounts reported in this column for each applicable NEO are reported in the Summary Compensation Table above.

54	2023 Proxy Statement

Potential Payments Upon Termination or Change in Control

The information below describes relevant letter agreements, change in control agreements, severance plan and equity plan provisions for payments upon termination or a change in control and sets forth the amount of compensation that could have been received by each of the NEOs in the event such executive’s employment had terminated as of December 31, 2022 under the various applicable triggering events described below. The benefits discussed below are in addition to those generally available to all salaried employees, such as distributions under our 401(k) plan, health care benefits and disability benefits or vested amounts payable under the ESAB NQDC Plan described above. In addition, these benefits do not take into account any arrangements that we may provide in connection with an actual separation from service or a change in control. Due to the number of different factors that affect the nature and amount of any benefits provided in connection with these events, actual amounts payable to any of the NEOs should a separation from service or change-in-control occur during the year will likely differ, perhaps significantly, from the amounts reported below. Factors that could affect such amounts include the timing during the year of the triggering event, ESAB’s stock price, and the target amounts payable under annual and long-term incentive arrangements that are in place at the time of the event.

Mr. Kambeyanda’s Employment Agreement

Pursuant to the terms of his employment agreement with the Company, Mr. Kambeyanda is entitled to the following severance payments or benefits in the event his employment is terminated by us without “cause” or he resigns for “good reason:”

¾	continued payment of his base salary then in effect for 24 months following termination;

¾	an amount equal to 200% of his target annual incentive bonus for the year of termination paid in equal installments over the 24 months following termination;

¾	pro rata portion of his annual bonus that would have been earned for the year of termination; and

¾	COBRA coverage for 24 months or until he becomes eligible for coverage by another company or is no longer eligible for COBRA.

Mr. Kambeyanda’s right to the severance payments and benefits is conditioned on his execution and non-revocation of a waiver and release agreement in favor of the Company. In addition, the employment agreement contains standard confidentiality covenants, non-disparagement covenants, non-competition covenants and non-solicitation covenants.

In the event that all or any portion of any payment or benefit to Mr. Kambeyanda pursuant to his employment agreement or otherwise constitutes excess parachute payments under Section 280G of the Internal Revenue Code such that such payment or benefit would trigger the excise tax provisions of the Internal Revenue Code, such amounts are to be reduced so that the excise tax provisions are not triggered, but only upon determination that the after-tax value of the termination benefits calculated with the restriction described above exceed the value of those calculated without such restriction.

Mr. Kambeyanda’s agreement further provides that ESAB is entitled to recover any compensation paid to Mr. Kambeyanda which is subject to recovery under applicable law or regulation or under the Company’s clawback policy.

For purposes of Mr. Kambeyanda’s employment agreement, the below terms generally have the following meanings:

¾	“cause” means:

–	an intentional act of fraud, embezzlement or theft in connection with his employment by the Company or any subsidiary;

–	intentional wrongful damage to property of the Company or its subsidiaries;

–	intentional wrongful disclosure of secret processes or confidential information of the Company or its subsidiaries;

–	conviction of a criminal offense;

–	intentional wrongful engagement in any competitive activity which would constitute a material breach of the duty of loyalty;

–	any such act is materially harmful to the Company and its subsidiaries taken as a whole; or

–	substantial and repeated failure to perform his material duties after demand from the Company.

¾	“good reason” means:

–	a material diminution in Mr. Kambeyanda’s title, reporting relationships, duties, status, role, authority or responsibilities;

2023 Proxy Statement	55

–	removal of Mr. Kambeyanda from the position of Chief Executive Officer of the Company;

–	the relocation of Mr. Kambeyanda’s principal office by more than 50 miles from its current location in North Bethesda, Maryland;

–	failure of the Company to assign or for any successor to assume the obligations of the Company under the employment agreement; or

–	a breach of a material provision of the employment agreement by the Company,

in each case, provided that the Company fails to cure the act constituting “good reason” upon notice.

Change in Control Agreements

On August 5, 2022, the Company entered into a change in control agreement with each of its executive officers (the “Change in Control Agreements”). ESAB’s Board of Directors previously approved a form of change in control agreement in anticipation of the Separation. The Change in Control Agreements supersede and replace any prior agreement between ESAB and each executive officer with respect to a change in control (as such term is defined in the Change in Control Agreement) of ESAB, except to the extent such executive officer has an offer letter or other employment agreement with ESAB, in which case the agreement with terms more favorable to the executive officer will control.

Pursuant to the terms of the Change in Control Agreements with each of Messrs. Kambeyanda, Johnson, Biebuyck and Jewell and Ms. Campion, in the event of a change in control, the executive will continue to be paid an annual base salary at a rate not less than such executive’s current fixed or base compensation and will be given a bona fide opportunity to earn his or her annual cash bonus opportunity for the year. In the event the executive’s employment is terminated by us without “cause” or he or she resigns for “good reason” (each as described below) during the two year period following, or the three month period preceding, a change in control, such executive is entitled to a lump sum payment equal to the sum of: (i) two times the executive’s base salary, plus (ii) two times his or her target annual cash bonus opportunity for the year. Any outstanding long-term equity incentive awards held by the executive officer will continue to be treated in accordance with the terms and conditions of the award agreements and plans pursuant to which such awards were granted.

Each executive’s right to the severance payments is conditioned on the executive’s execution and non-revocation of a general release of claims in favor of ESAB. In addition, each Change in Control Agreement contains standard confidentiality covenants, non-disparagement covenants, non-competition covenants and non-solicitation covenants.

In the event that any payment or benefit under the Change in Control Agreements would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and would have the effect of decreasing the after-tax amounts received by the executive, the executive has the right to reduce or eliminate any such payment or benefit to avoid having the payment or benefit being deemed a parachute payment.

For purposes of the Change in Control Agreements, the following terms have the following meanings:

¾	“cause” means that, prior to any termination, the executive committed:

–	an intentional act of fraud, embezzlement or theft in connection with his or her employment by the Company or any subsidiary;

–	intentional wrongful damage to property of the Company or its subsidiaries;

–	intentional wrongful disclosure of secret processes or confidential information of the Company or its subsidiaries;

–	conviction of a criminal offense; or

–

intentional wrongful engagement in any competitive activity which would constitute a material breach of the duty of loyalty and any such act is materially harmful to the Company and its subsidiaries taken as a whole.

¾	“change in control” means any of the following:

–

the acquisition by any person of beneficial ownership of more than 50% of the then-outstanding common stock of the Company or the combined voting power of the then-outstanding voting securities of the Company, subject to certain exceptions;

–

individuals who constitute the Board as of the date of the change in control agreement (together with any new directors approved by the vote of at least a majority of the directors comprising the Board as of the date of the change in control agreement or subsequently approved) cease for any reason (other than death or disability) to constitute at least a majority of the Board;

56	2023 Proxy Statement

–	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions; or

–	approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

¾	“good reason” means:

–

failure to maintain the executive in the positions with the Company or its subsidiaries which the executive held immediately prior to the change in control or the removal of the executive as a director of the Company, if applicable;

–

a material reduction in the nature or scope of responsibilities or duties attached to the positions the executive held with ESAB and its subsidiaries immediately prior to the change in control, a material reduction in the executive’s base salary and annual cash bonus opportunity or the termination or material modification of the material employee benefits available to the executive immediately prior to the change in control;

–

the liquidation, dissolution, merger, consolidation or reorganization of the Company or a transfer or all or a significant portion of its business and/or assets, unless the successor has assumed all of the Company’s duties and obligations under the Change in Control Agreement;

–

the Company relocates its principal executive offices, or the Company or any subsidiary requires the executive to have his or her principal location of work changed, to any location more than 50 miles from the location immediately prior to the change in control or the Company or its subsidiaries require the executive to travel significantly more than was required prior to the change in control; or

–	any material breach of the Change in Control Agreement by the Company or any successor.

Executive Officer Severance Plan

Following the Separation, ESAB adopted the ESAB Corporation Executive Officer Severance Plan, which provides severance benefits upon termination without cause or for good reason for ESAB executive officers who are not otherwise contractually entitled to severance payments or benefits pursuant to a separate agreement with ESAB. Messrs. Johnson, Biebuyck, and Jewell and Ms. Campion are participants in ESAB’s Executive Officer Severance Plan. The Executive Officer Severance Plan does not provide for enhanced severance in connection with a change in control. Severance provided in the event of termination without “cause” or for “good reason” (as each such term is defined in the plan) is in the form of a lump sum payment equal to one times the executive’s base salary in effect and a pro rata payment of his or her target annual incentive compensation for the year of termination. The Executive Officer Severance Plan does not provide for any additional change in control benefits beyond those set forth in the Change in Control Agreements described above.

Equity Awards

For awards granted under the ESAB Corporation 2022 Omnibus Incentive Plan, the vesting of outstanding equity awards, other than performance-based awards, accelerates in full upon the death or total and permanent disability of the grantee or, unless assumed or substituted by the entity resulting from a business combination, upon a “change in control” (as defined below). The vesting of the outstanding PRSUs accelerates in full upon the death or total and permanent disability of the grantee only if and when the performance criteria for such award are achieved as of the end of the performance period upon certification of the same by ESAB’s Compensation and Human Capital Management Committee, or immediately if the performance period has already ended and ESAB’s Compensation and Human Capital Management Committee has certified that the performance criteria have been achieved. The outstanding PRSUs will be deemed to have been earned at the greater of target level and the actual level of performance as of the date immediately prior to the “change in control,” and shares of stock subject to the PRSUs will be delivered immediately prior to the change in control, unless assumed or substituted by the entity resulting from a business combination. While these benefits are available to all of our equity plan participants equally, pursuant to SEC requirements, we have included these acceleration benefits in the table below. In addition, in the event of termination of service other than for death, disability or cause, any stock option awards will remain exercisable to the extent vested for 90 days after termination of service.

A “change in control” under the 2022 Omnibus Incentive Plan for equity awards is generally defined as the occurrence of any of the following:

¾

the acquisition by any person of beneficial ownership of more than fifty percent (50%) of either the then-outstanding shares of ESAB common stock or the combined voting power of the then-outstanding voting securities of ESAB, subject to certain exceptions;

¾	incumbent directors no longer constituting a majority of the board of directors of ESAB;

2023 Proxy Statement	57

¾

consummation of a reorganization, merger, consolidation or sale of ESAB or other disposition of all or substantially all of ESAB’s assets (unless, following such business combination, certain thresholds regarding stock ownership and board composition are met); or

¾	approval of a complete liquidation or dissolution of ESAB by its stockholders.

Estimate of Payments

The following table provides information related to compensation payable to each NEO assuming termination of such executive’s employment on December 31, 2022, or assuming a change of control or corporate transaction with corresponding qualifying termination occurred on December 31, 2022. Amounts also assume the price of ESAB’s common stock was $46.92, the closing price on December 30, 2022, the last trading day of the fiscal year.

Potential Payments Upon Termination or Change of Control

Executive	Shyam P. Kambeyanda	Kevin J. Johnson	Olivier Biebuyck	Michele Campion	Curtis E. Jewell

Employment Agreement/Severance Plan Benefits:

Termination without “cause” or “good reason”

Payment Over 24 Months/Lump Sum Payment(1)	4,300,000	595,000	500,000	425,000	450,000

Pro Rata Incentive Compensation(2)	1,150,000	446,250	375,000	276,250	315,000

Termination in connection with a “change of control”

Lump Sum Payment	4,300,000	2,082,500	1,750,000	1,402,500	1,530,000

Accelerated Stock Options(3)	—	—	—	10,029	—

Accelerated PRSUs(2)(4)	3,109,623	509,457	272,605	230,471	223,715

Accelerated RSUs(5)	4,321,848	1,167,886	923,808	698,639	680,856

ESAB NQDC Plan(6)	466,195	1,138,146	400,019	—	108,243

(1)	For Mr. Kambeyanda, the amount is paid over 24 months following termination. For the other NEOs, the amount is paid as a lump sum.

(2)	Assumes achievement at target.

(3)

Stock options accelerate upon death, disability, and a change of control of ESAB pursuant to the terms of the awards, as further described above under “Potential Payments Upon Termination or Change in Control of ESAB—Equity Awards.” The amounts in the table assume full vesting.

(4)

Pursuant to the terms of the PRSU awards, outstanding PRSUs will be deemed to have been earned at the greater of target level and the actual level of performance as of the date immediately prior to the “change in control,” and shares of stock subject to the PRSUs will be delivered immediately prior to the change in control, unless assumed or substituted by the entity resulting from a business combination. See “Potential Payments Upon Termination or Change in Control of ESAB—Equity Awards.”

(5)

RSUs accelerate upon death, disability and a change of control of ESAB pursuant to the terms of the awards, as further described above under “Potential Payments Upon Termination or Change in Control of ESAB—Equity Awards.” The amounts in the table assume full vesting.

(6)

Amounts represent the aggregate balance of the NEO’s ESAB NQDC Plan account as of December 31, 2022. Amounts disclosed under “Termination in connection with a ‘change of control’” assume that the aggregate balance of each NEO’s ESAB NQDC Plan account was paid out in connection with a change in control of ESAB. For more details on this plan, see “Nonqualified Deferred Compensation” above.

58	2023 Proxy Statement

∎	CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median compensated associate and the annual total compensation of Mr. Kambeyanda, our President and Chief Executive Officer. The pay ratio included in this section is a reasonable estimate calculated in a matter consistent with Item 402(u) of Regulation S-K.

For 2022:

¾	the annual total compensation of the median compensated of all of our employees (other than our CEO) was $24,595; and

¾	the annual total compensation of Mr. Kambeyanda, as presented in the Summary Compensation Table, was $9,508,798 including nonrecurring compensation due to the Separation.

Based on this information, for 2022 the ratio of the annual total compensation of Mr. Kambeyanda, our Chief Executive Officer, to the annual total compensation of our median compensated employee was 386.6 to one.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify our median compensated employee, as well as to determine the annual total compensation of this “median employee”:

¾

We determined that, as of December 31, 2022, our employee population consisted of approximately 8,863 persons, of whom approximately 1,217 were employed in the United States and approximately 7,646 were employed outside the United States, based on our payroll records;

¾	We selected December 31, 2022 as the date upon which we would identify the “median employee”;

¾	We annualized the compensation of associates employed by us for less than a full fiscal year;

¾

Based on payroll data for all employees aside from those noted as excluded above, we used annualized base salary or base pay rate to identify our median employee, who was a full-time, hourly associate in Brazil; and

¾

Once the median employee was identified, we calculated the elements of this employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-X, resulting in annual total compensation of $24,595 based on the exchange rate in effect as of December 31, 2022.

2023 Proxy Statement	59

∎	PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis – Our Executive Compensation Program.”

	Summary Compensation Table Total for PEO (1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (3) (d)	Average Compensation Actually Paid to Non-PEO NEOs (4) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (7) (h)	Adjusted EBITDA Percentage (8) (i)
Year (a)					Total Shareholder Return (5) (f)	Peer Group Total Shareholder Return (6) (g)
2022	$9,508,798	$9,392,125	$2,586,988	$2,559,862	$104.93	$98.37	$223,747,000	16.8%

(1)
The dollar amount reported in column (b) is the amount reported for Shyam P. Kambeyanda (the Company’s Chief Executive Officer) for 2022 in the “Total” column in our Summary Compensation Table. Refer to the Summary Compensation Table.

(2)
The dollar amount reported in column (c) represents the amount of “compensation actually paid” to Mr. Kambeyanda, as computed in accordance with Item 402(v) of Regulation
S-K
and does not reflect the total compensation actually realized or received by Mr. Kambeyanda. In accordance Item 402(v), these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for 2022, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, using valuation assumptions and methodologies consistent with those used for grant-date values.

Compensation Actually Paid to PEO	2022
Summary Compensation Table Total	$9,508,798
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	$6,728,131
Less, Change in Pension Value reported in Summary Compensation Table	$0
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$6,472,566
Plus, fair value as of vesting date of equity awards granted and vested in the year	$0
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$113,246
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	$11,436
Plus, value of dividends or other earnings paid on stock awards not otherwise reflected in fair value or total compensation	$14,210
Less, prior year-end fair value for any equity awards forfeited in the year	$0
Plus, pension service cost for services rendered during the year	$0
Compensation Actually Paid to Shyam P. Kambeyanda	$9,392,125

(3)
The dollar amount reported in column (d) represents the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Kambeyanda) in the “Total” column of the Summary Compensation Table for 2022. The names of each of the NEOs included for these purposes are Kevin J. Johnson, Olivier Biebuyck, Michele Campion and Curtis E. Jewell.

(4)
The dollar amount reported in column (e) represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Kambeyanda), as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with these rules, this amount reflects “Total Compensation” as set forth in the Summary Compensation Table for 2022, adjusted as shown below. Equity

60	2023 Proxy Statement

values are calculated in accordance with FASB ASC Topic 718, using valuation assumptions and methodologies consistent with those used for grant-date values.

Average Compensation Actually Paid to Non-PEO NEOs	2022*
Average Summary Compensation Table Total	$2,586,988
Less, average value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	$1,249,699
Less, average Change in Pension Value reported in Summary Compensation Table	$0
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	$1,212,260
Plus, average fair value as of vesting date of equity awards granted and vested in the year	$0
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	$14,352
Plus (less), average year over year change in fair value of equity awards granted in prior years that vested in the year	($6,876)
Plus, value of dividends or other earnings paid on stock awards not otherwise reflected in fair value or total compensation	$2,836
Less, prior year-end fair value for any equity awards forfeited in the year	$0
Plus, average pension service cost for services rendered during the year	$0
Average Compensation Actually Paid to Non-PEO NEOs	$2,559,862

*	Numbers may not sum due to rounding.

(5)
Total Shareholder Return (“TSR”) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for the table is April 5, 2022, the date our common stock commenced regular-way
trading on the New York Stock Exchange.

(6)	The peer group used for this purpose is the S&P 400 Industrials Index consistent with that presented in our Annual Report on Form 10-K under Item 201(e) of Regulation S-K.

(7)	The dollar amount reported represents the amount of net income attributable to ESAB Corporation reflected in the Company’s audited financial statements for the applicable year.

(8)
Adjusted EBITDA percentage, the Company-Selected Measure, represents the most important financial measure used to link performance to pay in 2022. Adjusted EBITDA percentage is a non-GAAP
performance measure. Adjusted EBITDA is measured by comparing Adjusted EBITDA excluding any unbudgeted 2022 acquisitions to the 2022 Adjusted EBITDA targets at actual foreign exchange rates and is defined as U.S. GAAP net income from continuing operations plus net interest expense, income taxes and acquisition-amortization and other related charges, separation costs, restructuring costs per company policy, non-cash
asset impairments including goodwill and intangibles, unbudgeted acquisition and divestiture costs, foreign currency exchange gains or losses arising from initial recognition of a highly inflationary currency, pension curtailment costs, effects from changes in U.S. GAAP or other unplanned or nonrecurring items that the Compensation and Human Capital Management Committee considers unusual and not representative of the underlying economic performance of the Company, with budgeted results for any divested/discontinued entities added to actual results in determining 2022 performance. 2022 Adjusted EBITDA also excludes Russia from April 2, 2022 to December 31, 2022. Adjusted EBITDA percentage is 16.8%.

Description of Certain Relationships between Information Presented in the Pay versus Performance Table
As described in more detail in “Compensation Discussion
and
Analysis – Our Executive Compensation Program,” the Company’s executive compensation program reflects a variable, pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

2023 Proxy Statement	61

Compensation Actually Paid (“CAP”), Cumulative TSR and Peer Group TSR

*
The graph tracks the performance of a $100 investment, assuming reinvestment of dividends, in our common stock and in each index from April 5, 2022, the date our common stock commenced regular-way
trading on the New York Stock Exchange, to December 31, 2022.

Compensation Actually Paid and Net Income

62	2023 Proxy Statement

Compensation Actually Paid and Adjusted EBITDA Percentage

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis – Our Executive Compensation Program,” the Company’s executive compensation program reflects a variable, pay-for-performance
philosophy. We believe that our compensation programs motivate performance-driven leadership that is aligned to achieve our financial and strategic objectives with the intention to deliver superior long-term returns to our stockholders. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the C ompan
y to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

¾	Adjusted EBITDA Percentage

¾	Working Capital Turns

¾	Adjusted Net Sales

2023 Proxy Statement	63

∎	EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes ESAB Corporation’s equity plan information as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)

Equity compensation plans approved by Company stockholders	1,310,389		$43.42	4,129,197

Stock options	627,769		$43.42	—

Restricted stock units	462,044		—	—

Performance-based restricted stock units	220,576	(2)	—	—

Equity compensation plans not approved by Company stockholders	—		—	—

TOTAL	1,310,389		$43.42	4,129,197

(1)	The weighted average exercise price does not take into account the shares issuable upon outstanding RSUs and PRSUs vesting, which have no exercise price.

(2)	This number assumes shares will be issued at the maximum vesting amount for outstanding PRSUs.

64	2023 Proxy Statement

∎	DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers (as defined under Section 16(a) of the Exchange Act), directors and persons who own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based on our records and other information, we believe that each of our officers, directors and certain beneficial owners of our common stock complied with all Section 16(a) filing requirements applicable to them during 2022 on a timely basis, except that (i) the Form 4s related to the third quarter equity grants to our certain directors, Messrs. Allender, Hix, Lutz and Teirlinck and Ms. Phillipps, who elected to receive DSUs in lieu of their cash retainer fees, were filed late due an administrative delay and (ii) the Form 4 related to the grant and vesting of certain RSUs to Mr. Renato Negro, our Principal Accounting Officer, was filed late due to an administrative delay.

2023 Proxy Statement	65

Proposal 3	Approval of Named Executive Officers’ Compensation, on a Non-Binding Advisory Basis (“Say-on-Pay”)

We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. Pursuant to Section 14A of the Exchange Act, we are asking that you vote on the following advisory resolution:

“RESOLVED, that the 2022 compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although the vote is non-binding, the Compensation and Human Capital Management Committee and the Board of Directors value your opinion and will consider the outcome of the vote in establishing our compensation philosophy and making future compensation decisions.

At this time, we intend to seek stockholder approval of our executive compensation program on an annual basis and thus expect the next such vote to occur at our 2024 Annual Meeting of Stockholders. However, we are separately providing our stockholders with the opportunity to recommend on an advisory basis how frequently we should conduct future advisory “say-on-pay” votes to approve the compensation of our named executive officers. See “Proposal 4: Advisory Vote on the Frequency of Future Say-On-Pay Votes.”

Why You Should Approve Our Executive Compensation Program

As discussed in our Compensation Discussion and Analysis, we believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, and our focus remains on linking compensation to performance while aligning the interests of management with those of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the votes cast is required to approve the advisory vote approving the compensation of our named executive officers.

Board Recommendation

The Board unanimously recommends that you vote “FOR” Proposal 3, which is the advisory approval of ESAB’s named executive officer compensation as disclosed in this Proxy Statement. We strongly urge stockholders to review our entire Compensation Discussion and Analysis and the accompanying tables, which provides complete information on the compensation awarded to the named executive officers and the reasoning supporting those awards.

66	2023 Proxy Statement

Proposal 4	Advisory Vote on the Frequency of Future Say-on-Pay Votes

Section 14A of the Exchange Act provides our stockholders with the opportunity to recommend on an advisory basis how frequently we should conduct future advisory “say-on-pay” votes to approve the compensation of our named executive officers.

After careful consideration of this Proposal, our Board has determined that an advisory vote on executive officer compensation that occurs every year is the most appropriate option for the Company at this time, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive officer compensation. In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct, timely input on our executive compensation program as disclosed in the proxy statement every year. An annual vote is therefore consistent with the Company’s efforts to engage our stockholders on executive compensation and corporate governance matters.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote, on an advisory basis, in response to the following non-binding resolution:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be considered to be the preferred frequency of the stockholders with which the Company is to hold future stockholder advisory votes on executive compensation.”

Vote Required

The affirmative vote of the holders of a majority of the votes cast is required to approve the frequency with which stockholders will cast advisory votes at our annual meetings to approve named executive officer compensation. If none of the alternatives of every one year, two years or three years receives a majority vote, we will consider the alternative receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders.

Board Recommendation

Our Board of Directors unanimously recommends that stockholders vote for ONE YEAR with respect to how frequently an advisory vote to approve the compensation of our named executive officers should occur.

2023 Proxy Statement	67

∎	BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of March 20, 2023 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as listed below), and all directors and executive officers as a group. Unless otherwise indicated, to our knowledge, each person has sole dispositive and voting power over the shares in the table.

Name and address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares

5% Beneficial Owners

T. Rowe Price Investment Management, Inc.(1)	8,517,838	14.1%

The Vanguard Group(2)	5,541,806	9.2%

Cooke & Bieler LP(3)	4,710,291	7.8%

BlackRock, Inc.(4)	4,419,932	7.3%

5% Beneficial Owner and Director

Mitchell P. Rales(5)	3,609,484	6.0%

Directors and Named Executive Officers

Shyam Kambeyanda(6)	245,932	*

Kevin Johnson(6)	42,873	*

Olivier Biebuyck(6)	34,039	*

Michele Campion(6)	15,312	*

Curtis Jewell(6)(7)	28,623	*

Patrick W. Allender(6)(8)	102,969	*

Melissa Cummings(9)	6,369	*

Christopher Hix(9)	49,393	*

Rhonda L. Jordan(9)(10)	32,054]	*

Robert S. Lutz(9)	8,030	*

Stephanie M. Phillipps(9)	7,200	*

Didier Teirlinck(9)	21,983	*

Rajiv Vinnakota(9)	20,055	*

All Directors and Executive Officers as a Group (17 persons)(6)(9)	4,227,685	7.0%

*	Represents beneficial ownership of less than 1%.

(1)

The amount shown and the following information is derived from a Schedule 13G/A filed February 14, 2023 by T. Rowe Price Investment Management, Inc. (“Price Investment Management”), which sets forth Price Investment’s beneficial ownership as of December 31, 2022. According to the Schedule 13G/A, Price Investment Management has sole voting power over 3,323,942 shares of common stock and sole dispositive power over 8,517,838 shares of common stock. The business address of Price Investment Management is 101 E. Pratt Street, Baltimore, MD 21201.

(2)

The amount shown and the following information is derived from a Schedule 13G filed February 9, 2023 by The Vanguard Group (“Vanguard”), which sets forth Vanguard’s beneficial ownership as of December 30, 2022. According to the Schedule 13G, Vanguard has shared voting power of 17,146 shares of common stock, sole dispositive power over 5,480,680 shares of common stock, and shared dispositive power over 61,126 shares of common stock. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

The amount shown and the following information is derived from a Schedule 13G filed February 14, 2023 by Cooke & Bieler LP (“Cooke & Bieler”), which set forth Cooke & Bieler’s beneficial ownership as of December 31, 2022. According to the Schedule 13G, Cooke & Bieler has shared voting power of 3,336,449 shares of common stock and shared dispositive power over 4,710,291 shares of common stock. The business address of Cooke & Bieler is Two Commerce Square, 2001 Market Street, Suite 4000, Philadelphia, PA 19103.

68	2023 Proxy Statement

(4)

The amount shown and the following information is derived from a Schedule 13G filed February 3, 2023 by BlackRock, Inc. (“BlackRock”), which sets forth BlackRock’s beneficial ownership as of December 31, 2022. According to the Schedule 13G, BlackRock has sole voting power over 4,266,253 shares of common stock and sole dispositive power over 4,419,932 shares of common stock. The business address of BlackRock is BlackRock, Inc. 55 East 52nd Street, New York, NY 10055.

(5)

Includes 9,632 shares held in trust for Mr. Rales’s two minor children, 226,421 shares held by the Mitchell P. Rales Family Trust of which Mr. Rales is trustee, 9,333 attributable to Mr. Rales’s spouse, and 3,364,098 shares owned directly. Mr. Rales has sole voting power and sole dispositive power with respect to 3,364,098 shares of common stock. The business address of Mr. Rales is 11790 Glen Road, Potomac, MD 20854.

(6)

Beneficial ownership by named executive officers and our executive officers as a group includes shares that such individuals have the right to acquire upon the exercise of options that have vested or will vest within 60 days of March 20, 2023. The number of shares included in the table as beneficially owned that are subject to such options is as follows: Mr. Kambeyanda—195,754, Mr. Johnson—34,751, Mr. Biebuyck—27,615, Ms. Campion—11,377, and Mr. Jewell—25,389 and all of our current executive officers as a group—294,886.

(7)	Includes 351 shares held in Mr. Jewell’s 401(k) account.

(8)

Includes 30,318 shares owned by the JWA Irrevocable Trust #1, 18,050 shares held by the JWA GRAT #1, 18,050 shares held by the JWA GRAT #2, and 6,666 shares held by an irrevocable trust, of which Mr. Allender is a trustee. Mr. Allender disclaims beneficial ownership of all shares held by the JWA irrevocable trusts and the JWA GRATs, except to the extent of his pecuniary interest therein.

(9)

Beneficial ownership by directors (other than Mr. Rales and Mr. Kambeyanda) includes: (i) for Mr. Allender, 3,499 DRSUs that have vested or will vest within 60 days of March 20, 2023 and will be delivered following the conclusion of service of the Board and 26,064 shares that Mr. Allender has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 20, 2023; (ii) for Ms. Cummings, 1,621 DRSUs that have vested or will vest within 60 days of March 20, 2023 and will be delivered following the conclusion of service of the Board and 4,748 shares that Ms. Cummings has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 20, 2023; (iii) for Mr. Hix, 3,282 DRSUs that have vested or will vest within 60 days of March 20, 2023 and will be delivered following the conclusion of service of the Board and 4,748 shares that Mr. Hix has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 20, 2023; (iv) for Ms. Jordan, 1,468 DRSUs that have vested or will vest within 60 days of March 20, 2023 and will be delivered following the conclusion of service of the Board and 22,254 shares that Ms. Jordan has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 20, 2023; (v) for Mr. Lutz, 3,282 DRSUs that have vested or will vest within 60 days of March 20, 2023 and will be delivered following the conclusion of service of the Board and 4,748 shares that Mr. Lutz has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 20, 2023; (vi) for Ms. Phillipps, 2,452 DRSUs that have vested or will vest within 60 days of March 20, 2023 and will be delivered following the conclusion of service of the Board and 4,748 shares that Ms. Phillipps the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 20, 2023; (vii) for Mr. Teirlinck, 3,129 DRSUs that have vested or will vest within 60 days of March 20, 2023 and will be delivered following the conclusion of service of the Board and 18,854 shares that Mr. Teirlinck has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 20, 2023; and (viii) for Mr. Vinnakota, 1,468 DRSUs that will vest within 60 days of March 20, 2023 and 13,276 shares that Mr. Vinnakota has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 20, 2023.

(10)	Includes 6,003 shares held by a family trust, 2,037 shares held by Ms. Jordan’s spouse and 292 shares held in a trust account for her spouse.

2023 Proxy Statement	69

∎	GENERAL MATTERS

Outstanding Stock and Voting Rights

The Board has fixed the close of business on March 20, 2023 (the “Record Date”) as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date will be entitled to vote. Proxies will be voted as specified in the stockholder’s proxy. In the absence of specific instructions, proxies will be voted in accordance with the Company’s recommendations and in the discretion of the proxy holders on any other matter which properly comes before the meeting or any adjournment or postponement thereof. The Board has selected Mitchell P. Rales and Shyam P. Kambeyanda to act as proxies with full power of substitution.

Any stockholder of record giving a proxy has the power to revoke the proxy at any time before it is exercised by either (i) delivering a written notice of revocation to ESAB Corporation at 909 Rose Avenue, 8th Floor, North Bethesda, Maryland 20852, Attn: Corporate Secretary, (ii) delivering prior to the Annual Meeting a properly executed and subsequently dated proxy, or (iii) virtually attending and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. A beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, should contact that entity to revoke a previously given proxy.

The Company will bear the total expense of this solicitation, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, Internet, e-mail or facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services.

The holders of shares of the Company’s common stock are entitled to vote at the Annual Meeting. As of the Record Date, 60,214,219 shares of the Company’s common stock were outstanding. Each outstanding share of the Company’s common stock entitles the holder to one vote on all matters brought before the Annual Meeting.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our corporate headquarters located at 909 Rose Avenue, 8th Floor, North Bethesda, Maryland 20852, for 10 days prior to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

The quorum necessary to conduct business at the Annual Meeting consists of a majority of voting stock of the Company’s stock outstanding on the Record Date and entitled to vote at the Annual Meeting, either present in person or by remote communication or represented by proxy. Abstentions and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum. In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), a director nominee is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions not counted as a vote cast either for or against that nominee’s election). However, if the Secretary of the Company determines that the number of director nominees exceeds the number of directors to be elected as of the record date for the annual meeting, the directors will be elected by a plurality of the votes cast. If directors are to be elected by a plurality of the votes cast, stockholders are not permitted to vote against a nominee.

Pursuant to our Corporate Governance Guidelines, incumbent directors nominated for election by the Board are required to tender a conditional, irrevocable letter of resignation to the Board. In the event that a nominee for director does not receive the required vote for re-election at the Annual Meeting, the Board will promptly consider whether to accept or reject the conditional resignation of that nominee, or whether other action should be taken. The Board will then take action within 90 days following the certification of election results and will promptly disclose its decision by filing a Current Report on Form 8-K with the SEC.

The affirmative vote of the holders of a majority of the votes cast is required for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, for approval of the advisory vote approving the compensation of our named executive officers and for the advisory vote to approve the future frequency of stockholder advisory votes on our named executive officer compensation.

Abstentions will have no effect on the election of directors, the ratification of the appointment of Ernst & Young LLP, the advisory vote approving the compensation of our named executive officers or the advisory vote approving the future frequency of stockholder advisory votes to approve our named executive officer compensation.

70	2023 Proxy Statement

Under the rules of the New York Stock Exchange (the “NYSE”), brokerage firms may only vote in their discretion on behalf of clients who have not furnished voting instructions on certain items. This means brokerage firms that have not received voting instructions from their clients may not vote on certain proposals (a “broker non-vote”). Broker non-votes will not be considered in determining the number of votes necessary for election and, therefore, will have no effect on the outcome of the vote for the election of directors. Further, broker non-votes, if any, will have no effect on the advisory vote to approve the compensation of our named executive officers or the advisory vote to approve the future frequency of stockholder advisory votes on our named executive officer compensation.

Only stockholders as of the Record Date are entitled to attend the Annual Meeting. To attend the Annual Meeting, stockholders of record must go to the meeting website at www.virtualshareholdermeeting.com/ESAB2023 and enter the control number found on the proxy card or the Notice previously received. If you are a beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend the Annual Meeting using the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend the Annual Meeting. Once admitted, during the Annual Meeting, stockholders may vote, submit questions and view the list of stockholders entitled to vote at the Annual Meeting by following the instructions available on the meeting website.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 2, 2023.

Requirements for Stockholder Director Nominations or Proposals for Other Business to be Brought Before an Annual Meeting. Our Bylaws provide that, for a stockholder to nominate a candidate for election to the Board or propose any other business to be considered at an annual meeting other than through a proposal presented pursuant to Rule 14a-8 of the Exchange Act, the stockholder must have given timely notice thereof in writing to the Secretary of the Company at ESAB Corporation, 909 Rose Avenue, 8th Floor, North Bethesda, Maryland 20852, Attn: Corporate Secretary. To be timely for an annual meeting, the stockholder’s notice must be delivered to or mailed and received by the Secretary not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting; accordingly, for the 2024 annual meeting, notice must be delivered to or mailed and received by the Secretary no later than the close of business on February 11, 2024 and no earlier than January 12, 2024. However, if the annual meeting is set for a date that is more than 30 days before or more than 60 days after such anniversary, the Company must receive the notice not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day when the Company first publicly discloses the annual meeting date. Such notice must provide the information required by Section 2.4 of our Bylaws with respect to each matter, other than stockholder nominations of directors, that the stockholder proposes to bring before the annual meeting. Notice of stockholder nominations must provide the information required by Section 2.5 of our Bylaws.

Director Nominations under Rule 14a-19. To comply with the universal proxy rules, if a stockholder intends to solicit proxies in support of director nominees submitted under the Company’s advance notice provisions set forth in Section 2.4 of our Bylaws, the proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act must be received by the Secretary of the Company at ESAB Corporation, 909 Rose Avenue, 8th Floor, North Bethesda, Maryland 20852, Attn: Corporate Secretary, by March 12, 2024 (or, if the 2024 annual meeting is set for a date that is more than 30 days before or more than 30 days after such anniversary, then notice must be provided not later than the close of business on the later of the 60th day prior to the 2024 annual meeting or the tenth day following the day when the Company first publicly discloses the 2024 annual meeting date). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws as described above.

Delivery of Documents to Stockholders Sharing an Address

SEC rules permit the delivery of a single copy of a company’s annual report and proxy statement, or notice of internet availability of proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive, reduces mailing and printing expenses and conserves natural resources.

The broker, bank or other nominee for any stockholder who is a beneficial owner of the Company’s stock may deliver only one copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, to any stockholder at a shared address to which a single copy of the

2023 Proxy Statement	71

documents was delivered. A stockholder who wishes to receive a separate copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, now or in the future, should submit a written request to Investor Relations, ESAB Corporation, 909 Rose Avenue, 8th Floor, North Bethesda, Maryland 20852 or call (301) 323-9099 and ask for Investor Relations. Beneficial owners sharing an address who are receiving multiple copies of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Additional Information

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2022 has been made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

The Company filed its Annual Report on Form 10-K with the SEC on March 7, 2023. The Company will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements but excluding exhibits. Exhibits, if requested, will be furnished upon the payment of a fee determined by the Company, such fee to be limited to the Company’s reasonable expenses in furnishing the requested exhibit or exhibits. Please send a written request to Investor Relations, ESAB Corporation, 909 Rose Avenue, 8th Floor, North Bethesda, Maryland, 20852, or access these materials on the Company’s website at www.esabcorporation.com on the Investors page.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors
Curtis E. Jewell
Secretary

72	2023 Proxy Statement

∎	ANNEX

Non-GAAP Financial Measures and Other Adjustments

ESAB has provided in this document measures that have not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). ESAB presents some of these non-GAAP financial measures including and excluding Russia due to economic and political volatility caused by the war in Ukraine, which results in enhanced investor interest in this information. Core non-GAAP financial measures includes Russia for the three months ended April 1, 2022, and, due to the war in Ukraine that started at the end of the first quarter, excludes Russia for the nine months ended December 31, 2022. These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations, Core adjusted net income from continuing operations, adjusted EBITDA (earnings before interest, taxes, pension settlement gains, Restructuring and other related charges, separation costs, acquisition-amortization and other related charges and depreciation and other amortization), Core adjusted EBITDA, and adjusted free cash flow.

Adjusted net income from continuing operations represents Net income from continuing operations, excluding Restructuring and other related charges, acquisition-amortization and other related charges, separation costs and pension settlement gains. Adjusted net income, includes the tax effect of non-GAAP adjusting items at applicable tax rates. Adjusted net income per diluted share from continuing operations is a calculation of adjusted net income from continuing operations over the weighted-average diluted shares outstanding. ESAB also presents Core adjusted net income from continuing operations and Core adjusted net income per share—diluted from continuing operations which are subject to the same adjustments as Adjusted net income from continuing operations and Adjusted net income per diluted share from continuing operations, further removing the impact of Russia for the nine months ended December 31, 2022.

Adjusted EBITDA, excludes from Net income from continuing operations, the effect of Income tax expense, Interest expense (income) and other, net, Pension settlement gains, Restructuring and other related charges, separation costs, acquisition-amortization and other related charges and depreciation and other amortization. Further, ESAB presents these non-GAAP performance measures on a segment basis, which excludes the impact of Restructuring and other related charges, separation costs, acquisition-amortization and other related charges and depreciation and other amortization from operating income. ESAB also presents Core adjusted EBITDA which is subject to the same adjustments as Adjusted EBITDA, further removing the impact of Russia for the nine months ended December 31, 2022.

Adjusted free cash flow represents cash flows from operating activities excluding cash outflows related to the Company’s separation from Enovis Corporation and discontinued operations, less Purchases of property, plant and equipment net proceeds from sale of certain properties. Cash conversion represents Adjusted free cash flow divided by Adjusted net income from continuing operations.

Non-GAAP measures, such as Adjusted EBITDA and Core adjusted EBITDA, assist management in comparing our operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to unusual events or discrete restructuring plans and other initiatives that are fundamentally different from our ongoing productivity and core business. Management also believes that presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

2023 Proxy Statement	73

Year Ended December 31, 2022
(Dollars in millions)(1)

Adjusted Net Income and Adjusted Net Income Per Share

Net income from continuing operations	$231.1

Less: Income attributable to noncontrolling interest, net of taxes	4.3

Net income from continuing operations attributable to ESAB Corporation (GAAP)	$226.8

Restructuring and other related charges – pretax(2)	23.1

Acquisition—amortization and other related charges – pretax(3)	34.2

Separation costs – pretax(4)	16.3

Pension settlement gain – pretax	(9.1)

Tax effect on the above items(5)	(15.2)

Discrete tax adjustments(6)	(7.2)

Adjusted net income from continuing operations (non-GAAP)	$268.9

Adjusted net income from continuing operations attributable to Russia (non-GAAP)(7)	$13.6

Core adjusted net income from continuing operations (non-GAAP)	$255.3

Adjusted net income per share – diluted from continuing operations (non-GAAP)	$4.44

Adjusted net income per share – diluted from continuing operations attributable to Russia (non-GAAP)(7)	$0.23

Core adjusted net income per share – diluted from continuing operations (non-GAAP)	$4.21

Net income per share – diluted from continuing operations (GAAP)	$3.74

(1)	Numbers may not sum due to rounding.

(2)

Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, and other costs in connection with the closure and optimization of facilities and product lines.

(3)	Includes transactions expenses, amortization of intangibles, fair value charges on acquired inventories and integration expenses.

(4)

Includes non-recurring charges and employee costs related to the planning and execution of the separation from Enovis. ESAB does not anticipate any further costs associated with the separation after 2022.

(5)

This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. ESAB estimates the tax effect of each adjustment item by applying ESAB’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

(6)

Discrete tax adjustments for 2022 include the impact of net discrete tax benefits related to release of a valuation allowance and foreign currency remeasurement of transfer tax related to the separation from Enovis.

(7)	Represents Russia contribution from April 2, 2022 to December 31, 2022.

74	2023 Proxy Statement

Year Ended December 31, 2022
(Dollars in millions)(1)

Net income from continuing operations (GAAP)	$231.1

Income tax expense	69.2

Interest expense (income) and other, net	38.0

Pension settlement gain	(9.1)

Operating income (GAAP)	$329.1

Adjusted to add:

Restructuring and other related charges(2)	23.1

Separation costs(3)(4)	15.5

Acquisition—amortization and other related charges (5)	34.2

Depreciation and other amortization	34.9

Other(6)	—

Adjusted EBITDA (non-GAAP)	$436.8

Adjusted EBITDA attributable to Russia (non-GAAP)(7)	20.0

Core adjusted EBITDA (non-GAAP)	$416.8

(1)	Numbers may not sum due to rounding.

(2)

Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, and other costs in connection with the closure and optimization of facilities and product lines.

(3)

Includes non-recurring charges and employee costs related to the planning and execution of the separation from Enovis within the Selling, general and administrative expense line within the Consolidated and Combined Statements of Operations.

(4)	Amounts are allocated to the segments as a percentage of revenue as the costs or gain are not discrete to either segment.

(5)	Includes transactions expenses, amortization of intangibles, fair value charges on acquired inventories and integration expenses.

(6)	Relates to the adjustment for certain items included withing the Interest expense (income) and other, net line within the Consolidated and Combined Statements of Operations.

(7)	Adjusted EBITDA relating to Russia from April 2, 2022 to December 31, 2022.

Year Ended December 31, 2022

Net cash provided by operating activities (GAAP)	$214.4

Purchases of property, plant and equipment (GAAP)	(40.2)

Proceeds from the sale of certain properties(1)	2.5

Payments related to the Separation(2)	19.0

Payments related to discontinued operations	23.1

Adjusted free cash flow (non-GAAP)	$218.8

(1)	Includes proceeds from the sale of certain properties related to restructuring efforts for which previous cash outlays were included in Net cash used in investing activities.

(2)	Separation payments relate to one-time non-recurring professional fees and employee costs incurred in the planning and execution of the Separation from Enovis.

2023 Proxy Statement	75

ESAB CORPORATION

909 ROSE AVENUE, 8TH FLOOR

NORTH BETHESDA, MD 20852

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 10, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ESAB2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 10, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01781-P86443-Z84333	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ESAB CORPORATION

The Board of Directors recommends you vote FOR each of the nominees listed below:
1.	Election of Directors

	Class I Director Nominees:		For	Against	Abstain

	1a.	Mitchell P. Rales	☐	☐	☐

	1b.	Stephanie M. Phillipps	☐	☐	☐

	1c.	Didier Teirlinck	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.		☐	☐	☐

3.	To approve on an advisory basis the compensation of our named executive officers.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 4.		1 Year	2 Years	3 Years	Abstain

4.	To approve on an advisory basis the frequency of stockholder advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: I authorize the proxies to vote according to their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2023 Annual Meeting and Proxy Statement and Annual Report on Form 10-K are available at

www.proxyvote.com.

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V01782-P86443-Z84333

STOCKHOLDERS’ PROXY SOLICITED BY THE

BOARD OF DIRECTORS OF

ESAB CORPORATION

Mitchell P. Rales and Shyam P. Kambeyanda, or either of them, each with the full power of substitution, are hereby authorized to represent and to vote all of the shares of ESAB CORPORATION common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ESAB CORPORATION to be held virtually at 3:00 p.m., Eastern Time, on Thursday, May 11, 2023 at www.virtualshareholdermeeting.com/ESAB2023, and at any adjournment or postponement of the meeting.

If this proxy is properly executed, the above named proxies will vote the shares represented hereby as directed on the other side of this card, and if no such direction is made, the above named proxies will vote “FOR” the election of all the nominees listed under Proposal 1, “FOR” Proposals 2 and 3 and “1 YEAR” for Proposal 4. The above named proxies may vote according to their discretion on any other matter which may properly come before the meeting or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve). The undersigned may revoke this proxy prior to its exercise.

Please fill the appropriate boxes, sign and date on the other side of this card.